Exhibit 1.
                                                                      ----------




================================================================================








                            ASSET PURCHASE AGREEMENT

                                  by and among

                              AT HOME CORPORATION,

                   certain SUBSIDIARIES of At Home Corporation

                                       and

                                   AT&T CORP.


                                ----------------

                                   Dated as of

                               September 28, 2001







================================================================================

                                TABLE OF CONTENTS


                                                                          Page
                                                                        Number
                                                                        ------


                                    ARTICLE 1
                                    ---------

                                   Definitions
                                   -----------

Section 1.1       Specific Definitions.....................................1
Section 1.2       Other Terms.............................................16
Section 1.3       Knowledge Qualifiers....................................16


                                    ARTICLE 2
                                    ---------

                             Sale of Assets; Closing
                             -----------------------

Section 2.1       Assets to be Acquired...................................16
Section 2.2       Excluded Assets.........................................19
Section 2.3       Assumption of Liabilities...............................20
Section 2.4       No Other Liabilities Assumed............................20
Section 2.5       Tax Treatment...........................................21
Section 2.6       Purchase Price; Consideration...........................22
Section 2.7       Changes in List of Assumed Contracts....................22
Section 2.8       Post-Closing Asset Verification.........................23
Section 2.9       Time and Place of Closing...............................23
Section 2.10      Designation of Affiliates by Buyer......................23
Section 2.11      Post-Signing Schedules and Verification Date
                  Physical Asset Schedule Delivery........................23
Section 2.12      Buyer's Exclusion of Certain Assets and
                  Contracts...............................................24


                                    ARTICLE 3
                                    ---------

                    Representations and Warranties of Sellers
                    -----------------------------------------

Section 3.1       Incorporation...........................................25
Section 3.2       Authorization...........................................25
Section 3.3       Absence of Undisclosed Liabilities......................26
Section 3.4       Physical Assets Schedule and Trade Receivables..........26
Section 3.5       Assets..................................................27
Section 3.6       Absence of Certain Changes..............................27
Section 3.7       Litigation; Orders......................................28
Section 3.8       Intellectual Property...................................28
Section 3.9       Licenses, Approvals, Other Authorizations...............29
Section 3.10      Labor Matters...........................................30

                                                                          Page
                                                                        Number
                                                                        ------


Section 3.11      Compliance with Laws....................................30
Section 3.12      Contracts...............................................30
Section 3.13      Real Property...........................................32
Section 3.14      Employee Benefit Plans and Related Matters..............34
Section 3.15      Environmental and Safety Matters........................34
Section 3.16      Fees and Expenses.......................................35
Section 3.17      Disinterested Director and Special Committee
                  Approval and Recommendation.............................35
Section 3.18      Disclosure Schedule.....................................35


                                    ARTICLE 4
                                    ---------

                     Representations and Warranties of Buyer
                     ---------------------------------------

Section 4.1       Incorporation; Authorization; Etc.......................35
Section 4.2       Approvals, Other Authorizations.........................36
Section 4.3       Brokers, Finders, Etc...................................36
Section 4.4       Financing...............................................36


                                    ARTICLE 5
                                    ---------

                         Covenants of Sellers and Buyer
                         ------------------------------

Section 5.1       Conduct of Business.....................................36
Section 5.2       Access to Information...................................39
Section 5.3       Regulatory Approvals; Reasonable Efforts;
                  Notification; Consents..................................40
Section 5.4       Planned Capital Expenditures............................42
Section 5.5       Cure of Defaults........................................43
Section 5.6       Bankruptcy Filings, Covenants and Agreements............43
Section 5.7       New Contracts...........................................44
Section 5.8       Sellers' Use of @Home and @Work Names...................45
Section 5.9       Transitional Excite License.............................45
Section 5.10      Assignment of Certain Rights............................45
Section 5.11      Public Announcements and Correspondence.................45
Section 5.12      Confidentiality.........................................46
Section 5.13      Further Assurances......................................46
Section 5.14      [Reserved]..............................................46
Section 5.15      Service Continuity......................................46
Section 5.16      @Work Customers.........................................46
Section 5.17      Change in Terms; New MSO Agreements.....................46
Section 5.18      Buyer Telecommunication Services........................47

                                    ARTICLE 6
                                    ---------

                         Employers and Employee Benefits
                         -------------------------------

Section 6.1       Employment of Sellers' Employees........................47
Section 6.2       Employee Benefits Generally for Transitioned
                  Employees...............................................49
Section 6.3       Welfare and Fringe Benefit Plans........................50
Section 6.4       Workers' Compensation...................................51
Section 6.5       [Reserved]..............................................51
Section 6.6       Stock Options and Stock Plans...........................51


                                    ARTICLE 7
                                    ---------

                                   Tax Matters
                                   -----------

Section 7.1       Tax Representations.....................................51
Section 7.2       Tax Matters.............................................52


                                    ARTICLE 8
                                    ---------

                    Conditions of Buyer's Obligation to Close
                    -----------------------------------------

Section 8.1       Representations, Warranties and Covenants of
                  Sellers.................................................52
Section 8.2       Required Governmental Approvals; Consents...............53
Section 8.3       No Material Adverse Effect..............................53
Section 8.4       No Injunction or Action.................................53
Section 8.5       Bankruptcy Court Related Conditions.....................53
Section 8.6       Assumed Contracts.......................................54
Section 8.7       Service Continuity......................................54


                                    ARTICLE 9
                                    ---------

                   Conditions of Sellers' Obligation to Close
                   ------------------------------------------

Section 9.1       Representations, Warranties and Covenants of
                  Buyer...................................................54
Section 9.2       Required Governmental Approvals.........................54
Section 9.3       No Injunction...........................................54
Section 9.4       Bankruptcy Court Approval...............................55

                                   ARTICLE 10
                                   ----------

                            Survival; Indemnification
                            -------------------------

Section 10.1      Indemnification by Sellers..............................55
Section 10.2      Indemnification by Buyer................................56
Section 10.3      Losses Net of Insurance, Etc............................56
Section 10.4      Termination of Indemnification..........................57
Section 10.5      Indemnification Procedures..............................57
Section 10.6      Indemnity Payments......................................59


                                   ARTICLE 11
                                   ----------

                              Deliveries at Closing
                              ---------------------

Section 11.1      Sellers' Deliveries at Closing..........................59
Section 11.2      Buyer's Deliveries at Closing...........................60
Section 11.3      Required Documents......................................60


                                   ARTICLE 12
                                   ----------

                                   Termination
                                   -----------

Section 12.1      Termination.............................................61
Section 12.2      Procedure and Effect of Termination.....................62


                                   ARTICLE 13
                                   ----------

                                  Miscellaneous
                                  -------------

Section 13.1      Survival of Representations and Warranties, Etc.........62
Section 13.2      Survival of Covenants...................................63
Section 13.3      Higher and Better Offers................................63
Section 13.4      Bankruptcy Court Approval...............................63
Section 13.5      Company as Agent and Representative.....................63
Section 13.6      Notices.................................................63
Section 13.7      Amendments; No Waivers..................................64
Section 13.8      Successors and Assigns..................................64
Section 13.9      Entire Agreement; No Third Party Beneficiaries..........65
Section 13.10     Counterparts............................................65
Section 13.11     Interpretation; Absence of Presumption..................65
Section 13.12     Severability............................................65
Section 13.13     Remedies Cumulative.....................................65
Section 13.14     Specific Performance....................................65

Section 13.15     Governing Law...........................................66
Section 13.16     Arbitration.............................................66

                                    EXHIBITS


Exhibit 1               Certain Assumed Contracts
Exhibit 2.1(i)          Assumed Leases
Exhibit 2.1(w)          Miscellaneous Assets
Exhibit 2.6             Form of Promissory Note
Exhibit 4.2             Required Buyer Governmental Approvals
Exhibit 5.6(a)          Forms of Bankruptcy Court Petitions and Filings:
                        Cure Procedures Order
                        Sale Procedures Order
Exhibit 6.1(e) Severance Benefits for Transitioned Employees Who are Regular Employees
Exhibit 8.5             Form of Bankruptcy Court Approval Order

                                    SCHEDULES


Schedule 1             Additional Signatories
Schedule 2.1(n)        Insurance Policies
Schedule 2.2(r)        Certain Excluded Assets
Schedule 2.4           Certain Excluded Liabilities
Schedule 3             Disclosure Schedule
Schedule 3.1(b)        Subsidiaries
Schedule 3.2           Required Seller Governmental Approvals
Schedule 3.3           Undisclosed Liabilities
Schedule 3.4(a)        Physical Asset Schedule
Schedule 3.5(b)(i)     Operating Leases
Schedule 3.5(b)(ii)    Capitalized Leases
Schedule 3.8(b)        Registered Intellectual Property
Schedule 3.8(c)        Other Intellectual Property
Schedule 3.8(f)        Due Registration of Intellectual Property
Schedule 3.8(g)        Software
Schedule 3.8(g)(i)     Excluded Software
Schedule 3.12(a)       Contracts
Schedule 3.12(b)       Notices
Schedule 3.12(c)       Defaults and Consents
Schedule 3.12(e)       Protective Agreements
Schedule 3.13(b)(i)    Leased Real Estate
Schedule 3.13(b)(ii)   Compliance with Real Estate Laws
Schedule 3.13(b)(iii)  Encumbrances on Leased Real Estate
Schedule 3.13(c)       Possession of Leased Real Estate
Schedule 5.1           Conduct of Business
Schedule 5.4(a)        Capital Expenditure Plan
Schedule 5.15          Service and Network Performance Parameters
Schedule 6.1(a)        Employees

            THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of September 28, 2001, is by and among At Home Corporation, a Delaware corporation (the "Company"), the subsidiaries of the Company set forth on the signature page hereto and in Schedule 1 (collectively, with the Company, "Sellers"), and AT&T Corp., a New York corporation (together with any designated affiliates, "Buyer").

            WHEREAS, Sellers are engaged in, among other things, the business of providing high-speed Internet service over broadband networks to consumers via the "@Home" service and commercial customers via the "@Work" service, in each case in the United States and Canada (the "Access Business");

            WHEREAS, Sellers wish to sell to Buyer substantially all of the assets, business and goodwill of the Access Business, and Buyer wishes to purchase such assets, properties, business and goodwill and to assume those liabilities relating to the Access Business as are specified herein, excluding all Excluded Liabilities (as defined herein), all upon the terms and subject to the conditions set forth herein;

            WHEREAS, the senior management and the Board of Directors of the Company have determined that, in light of the Company's deteriorating financial and operating condition, it is necessary and urgent that the Company and its subsidiaries file petitions for relief under the Bankruptcy Code (as defined herein), and that an immediate sale of the Assets (as defined herein) pursuant to Section 363 of the Bankruptcy Code is necessary and urgent in order to maximize values ultimately available to the creditors and shareholders of the Company and its subsidiaries;

            WHEREAS, concurrently herewith (or shortly hereafter) each of the Filing Sellers (as defined herein) is filing with the Bankruptcy Court a petition for relief under the Section 301 of the Bankruptcy Code and a motion for authorization to sell the Assets to Buyer pursuant to Section 363(b) of the Bankruptcy Code;

            NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1

                                   Definitions
                                   -----------

            Section 1.1. Specific Definitions. As used in this Agreement the following terms shall have the following respective meanings:

            "Access Business" has the meaning set forth in the recitals hereto.

            "Access Business Books and Records" has the meaning set forth in
Section 2.1(l).

            "Accounting Firm" means a nationally recognized independent public accounting firm that currently does not audit Buyer or Sellers, or an Affiliate of either, as shall be agreed upon by Buyer and Sellers.

            "Action" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority of any nature, civil, criminal, regulatory or otherwise, in law or in equity.

            "Actual Capital Expenditures" means those Planned Capital Expenditures that have actually been expended between the date hereof and the Closing Date, in each case in accordance in all respects with the Capital Expenditure Plan.

            "Affiliate" (and, with a correlative meaning, "affiliated") means, with respect to any person, any direct or indirect subsidiary of such person, and any other person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first person, and, if such a person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any person who is controlled by any such member or trust; provided, however, that neither the Company nor any of its Affiliates shall be deemed to be an "Affiliate" of the Buyer or any of its Affiliates, and vice versa. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

            "Agreement" has the meaning set forth in the first paragraph hereof.

            "Allocation" has the meaning set forth in Section 2.5.

            "Applicable Law" means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (b) Governmental Approvals and (c) orders, decisions, writs, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

            "Application Assets" means all physical assets in which any Seller has any right, title or interest (including leasehold) that are used or needed to operate the applications (which applications include, but are not limited to, e-mail, chat, client, instant messaging, news, web, personal home pages and member services) used by customers of the Access Business.

            "Assets" has the meaning set forth in Section 2.1.

            "Asset Purchase" means the consummation of the transactions described in Section 2.1.

            "Assignment and Assumption Agreement" means a Bill of Sale, Assignment and Assumption Agreement in such form as may be agreed to by Buyer and the Company.

            "Assumed Contracts" means (1) the Capacity Agreement, (2) the Joint Offer, (3) every Contract that is of the type referred to in clauses (i) - (ix) of Section 3.12(a) and is set forth and indicated as such on Schedule 3.12(a),
(4) all Protective Agreement Rights, (5) every Contract, if any, set forth in
Exhibit 1, (6) every New Contract for which a New Contract Consent is received in accordance with Section 5.7, and (7) every written executory agreement, contract, commitment and other instrument and arrangement to which any Seller is a party or by which it is bound that is Related to the Access Business that (x) is not a New Contract and (y) is not required to be disclosed on Schedule 3.12(a) pursuant to clauses (iv), (vi) or (ix) of Section 3.12(a) solely because of the minimum dollar values set forth in such clauses, as applicable.

            "Assumed Intellectual Property" means all Intellectual Property set forth on Schedules 3.8(b), 3.8(c) and 3.8(g), but not including any Intellectual Property subject to the Media IP License.

            "Assumed Leases" means the real estate leases set forth on Exhibit 2.1(i).

            "Assumed Liabilities" has the meaning set forth in Section 2.3.

            "Assumed Media Assets" means (i) the following media assets that are Related to the Access Business: client software, customized Internet browsers, the start page and other sub-pending pages, all diagnostic software, all hardware and software infrastructure related to the start page and to instant messaging, e-mail, chat, webspace and any other applications, and any Intellectual Property and Intellectual Property Licenses related to any of the foregoing; and (ii) the Media IP License.

            "Bankruptcy Cases" has the meaning set forth in Section 5.6(a).

            "Bankruptcy Code" means Title 11 of the United States Code, as amended.

            "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of California or any other court having jurisdiction over Bankruptcy Cases from time to time.

            "Bankruptcy Court Approval" has the meaning set forth in Section 8.5(a).

            "Bankruptcy Filings" has the meaning set forth in Section 5.6(a).

            "Bankruptcy Plan" means a plan of reorganization for the Sellers in accordance with Chapter 11 of the Bankruptcy Code.

            "Bankruptcy Plan Confirmation Date" means the date that the order of the Bankruptcy Court confirming a plan of reorganization for the Sellers in accordance with Chapter 11 of the Bankruptcy Code becomes a Final Order, or if the Bankruptcy Cases are converted to proceedings under Chapter 7 of the Bankruptcy Code, upon the completion of the liquidation thereunder.

            "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close. Any event the scheduled occurrence of which would fall on a day that is not a Business Day shall be deferred until the next succeeding Business Day.

            "Buyer" has the meaning set forth in the first paragraph hereof.

            "Buyer Indemnitees" has the meaning set forth in Section 10.1.

            "Buyer's Exclusion Notice" has the meaning set forth in
Section 2.12.

            "Buyer's Welfare Plans" has the meaning set forth in Section 6.3(a).

            "Canadian Assets" has the meaning set forth in Section 5.3(f).

            "Canadian Purchase Price" means a portion of the Purchase Price to be determined by mutual agreement of Buyer and the Company; provided that such price shall not be less than the amount determined by multiplying (i) the value of the Physical Assets that are Canadian Assets, as shown on the Physical Assets Schedule by (ii) the ratio determined by dividing the Purchase Price divided by the aggregate value of all of the Physical Assets, as shown on the Physical Assets Schedule.

            "Capacity Agreement" means the Capacity Agreement, dated as of June 19, 2001, between the Company and the Buyer, and the amendments thereto.

            "Capital Expenditure Plan" has the meaning set forth in Section 5.4(f).

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.ss. 9601 et seq.

            "Claims" has the meaning set forth in Section 2.2(i).

            "Closing" has the meaning set forth in Section 2.9.

            "Closing Date" means the date on which the Closing occurs.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Collocation Agreement" means any Contract by which any Seller is permitted to locate or place any of the Core Assets or Tangible Assets on or at real property leased or owned by another person (but excluding real property leased by any Seller) other than, unless a New Contract Consent is received with respect thereto, any such agreement which would also be a New Contract.

            "Company" has the meaning set forth in the first paragraph hereof.

            "Company Option" means every option, warrant or similar right to purchase Company Shares (or securities or debt instruments convertible into Company Shares) issued or granted by the Company or any of its subsidiaries, including, without limitation, Company Plan Options.

            "Company Plan Options" has the meaning set forth in Section 6.6.

            "Company Shares" means shares of Series A and Series B common stock and preferred stock of the Company.

            "Confidentiality Agreement" means the Confidentiality Agreement, dated as of September 7, 2001, by and between the Company and the Buyer.

            "Consent" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any person, including but not limited to any Governmental Authority.

            "Consultant" means an individual or entity performing services for any Seller or any of their Affiliates as a consultant or independent contractor.

            "Consulting Agreement" means a contract, offer letter or agreement of Sellers, the Company or any of their respective Affiliates with or addressed to any Consultant pursuant to which there is any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services.

            "Contracts" has the meaning set forth in Section 3.12(a).

            "Core Assets" means the Application Assets, the Development Assets, the Network Assets, the Operations Assets and the Other Core Assets.

            "Cross License" means a perpetual, irrevocable, non-exclusive, worldwide, fully paid-up, royalty-free license to the Assumed Media Assets from Buyer to the Company, with the right to sub-license; provided that such Cross License shall not include any updates or improvements to the Assumed Media Assets or Intellectual Property licensed thereby which are created after the Closing Date.

            "Cure Amounts" has the meaning set forth in Section 2.4(f).

            "Cure Procedures Order" means a Cure Procedures Order substantially in the form set forth in Exhibit 5.6(a).

            "Development Assets" means all equipment in which any Seller has any right, title or interest (including leasehold) that is used or needed to develop, test and deploy the cable modem termination systems and @Home and @Work services including servers, test equipment, personal computers, routers and switches.

            "DGCL" means the Delaware General Corporation Law.

            "Disclosed Contract" means any Contract the existence and terms of which were disclosed to Buyer in reasonable detail on or prior to the date of Sellers' delivery of the Post-Signing Schedules to Buyer.

            "Disclosure Schedule" means the schedule of exceptions to certain representations and warranties attached hereto (or to be attached hereto pursuant to Section 2.11) as Schedule 3 hereto.

            "Disclosure Schedules" means the Disclosure Schedule and Schedules 3.3, 3.8(f), 3.12(b), 3.12(c), 3.12(e), 3.13(b)(ii), 3.13(b)(iii), 3.13(c) and
5.1.

            "Disclosure Statement Hearing Date" means the date on which a hearing is concluded in the Bankruptcy Court at which the Bankruptcy Court approves for distribution to creditors and other parties in interest a disclosure statement in respect of a Bankruptcy Plan.

            "Disinterested Directors" means those directors on the Board of Directors of the Company who are designated either "Series A Directors" or "Additional Directors" by the Fifth Amended and Restated Certificate of Incorporation of the Company, as amended, and who are not affiliated with AT&T Corp.

            "Distribution Agreement" means any written contract or agreement pursuant to which any Seller provides or sells services of the Access Business, other than, unless a New Contract Consent is received with respect thereto, any such contract or agreement which would also be a New Contract.

            "Domestic Corporation" has the meaning set forth in Section 7.2(b).

            "Effective Time of Employment" has the meaning set forth in Section 6.1(b).

            "Employee" means any person employed as of the date of this Agreement by Sellers, whether in a full-time or part-time capacity, in the operation of the Access Business or otherwise primarily related to any of the Assets pursuant to any contract, agreement or other arrangement.

            "Employee Benefit Plan" means any employee benefit plan, program, policy, practices, or other arrangement providing benefits to any Employee that is sponsored or maintained by Sellers, the Company or any of their respective Affiliates or to which Sellers, the Company or any of their respective Affiliates contribute or are obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement.

            "Employee Stock Purchase Plan" means the Company's Employee Stock Purchase Plan, as amended on April 18, 2000.

            "Employment Agreement" means a contract, offer letter or agreement of Sellers, the Company or any of their respective Affiliates with or addressed to any Employee pursuant to which there is any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services.

            "Encumbrances" means any mortgages, liens, pledges, encumbrances, restrictions upon voting or transfer, security interests, restrictions, claims, charges, options, rights of first refusal, rights of first offer, rights of use or occupancy or other legal or equitable encumbrances and any other matters affecting title (including, in the case of real property, rights-of-way, tenancys, licenses, easements and encroachments) or any other interest in property, other than any rights of licensees under licenses existing on the date hereof for Intellectual Property granted by Sellers to At Home Solutions or any of the Sellers' international joint ventures, in each case existing on the date hereof.

            "Environmental Laws" means all Applicable Laws relating to the protection of the environment (both indoors and outdoors), to health and safety, or to any emission, discharge, generation, processing, storage, holding, abatement, existence, Release, threatened Release, regulation, or transportation of any Hazardous Substances, including, without limitation: (a) CERCLA; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. 651 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. Section 2601 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Superfund Amendments and Reauthorization Act of 1986, Public Law 99-499, 100 Stat. 1613; the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; all regulations promulgated in connection with any of the foregoing, (b) all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, Releases or threatened Releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances, and (c) all other requirements pertaining to the protection of the health and safety of employees or the public.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

            "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

            "Excluded Assets" has the meaning set forth in Section 2.2.

            "Excluded Liabilities" has the meaning set forth in Section 2.4.

            "Excluded Software" means the specific items of Software set forth in Schedule 3.8(g)(i).

            "Excluded Taxes" means (a) any Nonincome Taxes relating to the Access Business, the Assets or the Assumed Liabilities for any Pre-Closing Tax Period and (b) any Income Taxes of any of the Sellers or any of their respective Affiliates for any period. For purposes of this Agreement, in the case of any Straddle Period, (i) Property Taxes for the Pre-

Closing Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the entire Straddle Period, and (ii) Taxes (other than Property Taxes and Transfer Taxes) for the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date.

            "FCC" has the meaning set forth in Section 3.9.

            "Filing Date" means September 28, 2001.

            "Filing Sellers" means the Sellers other than, to the extent it is impracticable or inadvisable to include such entities in the Bankruptcy Cases, the Foreign Subs.

            "Final Determination" means (a) in respect of U.S. Federal income taxes, a "determination" as defined in Section 1313(a) of the Code or the execution of an IRS Form 870-AD, and (b) in respect of Taxes other than U.S. Federal income taxes, any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations).

            "Final Order" means an order or judgment of the Bankruptcy Court (a) that is not the subject of a pending appeal, petition for certiorari, motion for reconsideration or other proceedings for review, rehearing, or reargument, (b) that has not been reversed, stayed, modified or amended, and (c) respecting which the time to appeal, to petition for certiorari, to move for reconsideration or to seek review, rehearing or reargument shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Federal Rules of Bankruptcy Procedure and other Applicable Laws.

            "FIRPTA Affidavit" has the meaning set forth in Section 7.2(b).

            "Foreign Subs" means the non-U.S. subsidiaries of the Company.

            "Former Employee" means any person who is not employed as of the date of this Agreement but was employed by the Sellers at any time during the six months preceding the date of this Agreement, whether in a full-time or part-time, in the operation of the Access Business or otherwise primarily related to any of the Assets pursuant to any contract, agreement or other arrangement.

            "GAAP" has the meaning set forth in Section 3.4(a).

            "Governmental Approval" has the meaning set forth in Section 3.2(a).

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States or any foreign nation, any state or any political subdivision at the United States or such foreign nation, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization, and shall include, without limitation, the Bankruptcy Court.

            "Growth Capital Expenditures" means the Planned Capital Expenditures that are, with respect to any particular customer other than Buyer and any of its subsidiaries, necessary to permit subscriber growth.

            "Hazardous Substances" means any waste, emission, materials or substance (including gases, liquids and solids) that: (a) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum derived substances or wastes, radon gas or related materials; (b) requires investigation, removal, containment or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" (or any similar designation) thereunder; or (c) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Authority or under any Environmental Law.

            "Inactive Employee" means an Employee who is not actively at work due to approved leave of absence, short-term disability leave or military leave with a guaranteed right of reinstatement.

            "Incentive Stock Option Plan" means the Company's 1996 Incentive Stock Option Plan.

            "Incentive Stock Option Plan No. 2" means the Company's 1996 Incentive Stock Option Plan No. 2.

            "Income Tax" means any franchise Tax and any Tax based on or measured by gross or net income or profits (including any and all fines, penalties and additions attributable to or otherwise imposed on or with respect to any such Tax).

            "Initial CapEx Period" means the 30-day period ending on the thirtieth day following the date of the filing of the Sale Motion.

            "Intellectual Property" means all of the following, whether owned by any of the Sellers or a third party, as they exist in all jurisdictions throughout the world, in each case, owned by, licensed to, authorized for use by, or otherwise used by Sellers:

            (i) patents, patent applications, and other patent rights (including any divisions, continuations, continuations-in-part, requests for continued examinations, substitutions, or reissues and reexaminations thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted);

            (ii) trademarks, service marks, trade dress, trade names, brand names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof;

            (iii) secrets, inventions and other proprietary information;

            (iv) copyright registrations and applications for registration thereof and non-registered copyrights;

            (v) trade secrets, designs, research, processes, procedures, techniques, methods, know-how, data, mask works, inventions, and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection); and

            (vi)  all Software.

            "Intellectual Property License" means all agreements, contracts, policies, licenses, documents, instruments, arrangements or commitments pursuant to which any Seller owns or has the right to use any of the Assumed Intellectual Property or any of the Intellectual Property that is subject to the Media IP License.

            "Inventories" has the meaning set forth in Section 2.1(g).

            "IRS" means the United States Internal Revenue Service.

            "Joint Offer" means the agreement, dated February 13, 2001, between Buyer and the Company which provides for the interconnectivity of, and joint marketing efforts with respect to, the Buyer's and the Company's networks.

            "Leased Real Estate" has the meaning set forth in Section 3.13(b).

            "Liabilities" means any and all debts, losses, liabilities, claims (including claims as defined in the Bankruptcy Code), damages, fines, costs, royalties, proceedings, deficiencies or obligations (including those arising out of any Action, such as any settlement or compromise thereof or judgment or award therein), of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, and whether or not resulting from third-party claims, and any out-of-pocket costs and expenses (including attorneys', accountants', or other fees and expenses incurred in defending any Action or in investigating any of the same or in asserting any rights hereunder).

            "Licenses" has the meaning set forth in Section 3.9.

            "Loss" has the meaning set forth in Section 10.3.

            "Material Adverse Effect" means any effect, event, occurrence or state of facts that, individually or aggregated with other effects, events, occurrences or states of facts, (a) is materially adverse to or materially impairs (i) the value or condition of the Assets or the value, condition (financial or otherwise), business, properties or results of operations of the Access Business taken as a whole or (ii) the ability of any party hereto to perform its obligations under this Agreement, (b) prevents or materially delays consummation of any of the transactions contemplated by this Agreement, or (c) gives rise to any material liability that would be an Assumed Liability or materially increases any Assumed Liability; provided that none of the following shall be considered a Material Adverse Effect: (1) the initiation of the Bankruptcy

Cases, (2) the fact that any Seller is involved in proceedings under the Bankruptcy Code, (3) the occurrence of adverse market financial or other conditions generally affecting the industry in which the Access Business participates and/or affecting the economy generally (provided, in either case, that the Access Business is not materially disproportionately affected) and (4) any failure to make Growth Capital Expenditures when Sellers are expressly permitted by this Agreement to not make such expenditures.

            "Media IP License" means a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up license from Sellers to Buyer, with the right to sublicense, to all Intellectual Property that is (i) primarily related to the narrowband portal business of the Company to the extent necessary to enable the broadband start-up page and also used in or reasonably necessary to the provision of or the functioning of the broadband start-up page as currently provided and as it currently functions, and (ii) is not included in part (i) of the definition of Assumed Media Assets; provided that such Media IP License shall not include any updates or improvements to the licensed Intellectual Property, which are created after the Closing Date. The Media IP License shall be assignable by Buyer to any of its Subsidiaries.

            "Network Assets" means all routers, switches, load balancers, power equipment, cable, network servers, caching servers, storage devices and all other devices, equipment or other physical assets in which any Seller has any right, title or interest (including leasehold) that allow traffic to flow from the cable modem of the @Home customer or @Work customer, as the case may be, through the backbone to the Internet, other users and data centers and back.

            "New Contract" has the meaning set forth in Section 5.7.

            "New Contract Consent" has the meaning set forth in Section 5.7.

            "New MSO Agreement" has the meaning set forth in Section 5.4(a).

            "1997 Equity Incentive Plan" means the Company's 1997 Equity Incentive Plan, as amended on April 18, 2000.

            "Non-Delivered Asset" means any Non-Delivered Physical Asset and any other Asset that is not delivered by Sellers to the Buyer at the Closing.

            "Non-Delivered Physical Asset" means any Physical Asset listed on the Physical Asset Schedule that is not delivered by Sellers to the Buyer at the Closing.

            "Nonincome Tax" means any Tax (other than an Income Tax), including any and all fines, penalties and additions attributable to or otherwise imposed on or with respect to any such Tax.

            "Note Amount" has the meaning set forth in Section 2.6(b)(ii).

            "Operations Assets" means all back-office physical assets in which any Seller has any right, title or interest (including leasehold) that are used or are needed to provision, operate and maintain the network and @Home and @Work services including servers, storage devices and personal computers.

            "Operating Leases" means the operating leases set forth on Schedule 3.5(b)(i).

            "Other Core Assets" means any physical assets in which any Seller has any right, title or interest (including leasehold) that are used directly in the provision of the @Home or @Work services, are Related to the Access Business, and are not Application Assets, Development Assets, Network Assets, Operations Assets, Tangible Assets or Inventories.

            "Peering Agreement" means any written contract or agreement that provides for interconnection with third-party providers of Internet protocol networks, other than, unless a New Contract Consent is received with respect thereto, any such contract or agreement which would also be a New Contract.

            "Performance Standards" means the service and network performance parameters which must be met for Sellers to avoid incurring any penalties under the Service Level Agreements in effect with respect to each of Comcast Corporation and Cox Communications, Inc. as if such Service Level Agreements were in effect as to all of Sellers' customer relationships and under the Distribution Agreements, as set forth on Schedule 5.15 hereto (except that for Rogers Cablesystem Limited and Shaw Cablesystem, the customer service parameters relating to customer care shall not apply).

            "Person" or "person" means and includes natural persons, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and all Governmental Authorities.

            "Physical Assets" means the Core Assets, the Tangible Assets and the Inventories.

            "Physical Assets Schedule" has the meaning set forth in Section 3.4(a).

            "Planned Capital Expenditures" means capital expenditures, the timing, amount and purpose of which is provided for in the Capital Expenditure Plan.

            "Post-105 Capital Expenditures" means any either of the following to the extent incurred from and after the date that is the 106th day following the Filing Date: (i) Planned Capital Expenditures (adjusted to account for any Planned Capital Expenditures the Sellers become entitled not to make if and to the extent permitted by Section 5.4(a)) and (ii) any such other capital expenditures as may be necessary in order to permit Sellers to satisfy their obligations under Section 5.15.

            "Post-Signing Schedules" means any or all of the Disclosure Schedules and the Warranted Schedules.

            "Post-Signing Excluded Assets" has the meaning set forth in
Section 2.12.

            "Pre-Closing Tax Period" means any tax period (or portion thereof) ending on or before the Closing Date.

            "Prior Service" has the meaning set forth in Section 6.2(b).

            "Promissory Note" has the meaning set forth in Section 2.6(b)(ii).

            "Property Taxes" means real, personal and intangible ad valorem property taxes.

            "Protective Agreement" has the meaning set forth in Section 3.12(e).

            "Protective Agreement Rights" means all of the rights of any Seller under any Protective Agreement to the extent such rights relate to the Access Business or any of the Assets or Assumed Liabilities.

            "Purchase Price" has the meaning set forth in Section 2.6(a).

            "Related to the Access Business" means relating to, used in or held for use in connection with or otherwise necessary to the Access Business as conducted currently.

            "Release" has the meaning set forth in Section 3.15.

            "Required Buyer Governmental Approvals" has the meaning set forth in
Section 4.2.

            "Required Seller Governmental Approvals" has the meaning set forth in Section 3.2(a).

            "Retainee List" has the meaning set forth in Section 6.1(b).

            "Return" means any return, statement, report or form, including in each case any amendments thereto, required to be filed with any Taxing Authority by or with respect to Taxes of the Company.

            "Rules" has the meaning set forth in Section 13.16(d).

            "Sale Procedures Order" means an order seeking approval of procedures for a sale under Section 363 of the Bankruptcy Code to be entered by the Bankruptcy Court not later than 30 days from the Filing Date and establishing procedures for such sale, substantially in the form set forth in
Exhibit 5.6(a).

            "Sale Motion" has the meaning set forth in Section 5.6(a).

            "SEC" means the United States Securities and Exchange Commission.

            "Section 1060 Forms" has the meaning specified in Section 2.5.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Second Capex Period" has the meaning set forth in Section 5.4(b).

            "Seller Indemnitees" has the meaning set forth in Section 10.2.

            "Sellers" has the meaning set forth in the first paragraph hereof.

            "Shrinkwrap Software" means commercially available Software licensed under "shrinkwrapped" licenses and retailing for less than $1,000.

            "Software" means all computer applications, programs, individual copies of computer software programs (including applications, operating software, network software, firmware, middleware, design software, design tools, databases and associated computer data) including all source codes, object codes, system documentation and instructions related thereto, and computer files Related to the Access Business residing on personal computers, company servers or storage systems.

            "Software Cross License" means, to the extent permitted under the terms of each such Software, a perpetual, non-exclusive, worldwide royalty-free license to Software Cross License Software, with the right to sub-license; provided that such Software Cross License shall not include any updates or improvements to the Software Cross License Software licensed thereby which are created after the Closing Date.

            "Software Cross License Software" has the meaning set forth in
Section 3.8(g).

            "Special Committee" means a committee of the Board of Directors of the Company designated as the "Restructuring Committee" pursuant to resolutions adopted by the Board of Directors of the Company on August 30, 2001.

            "Straddle Period" means any period beginning prior to and ending after the Closing Date.

            "Subject Employees" means (i) until the Retainee List is delivered pursuant to Section 6.1(b), all of the Employees and (ii) after such time, the Employees on the Retainee List.

            "Subsidiary" or "subsidiary" means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person beneficially owns, either directly or through its subsidiaries, (a) more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests therein, or
(iii) the capital or profit interests therein, in the case of a partnership; or
(b) otherwise has the power to vote or direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body of such entity; provided that for purposes of this Agreement, neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary of Buyer or any of its Subsidiaries; and provided, further, that none of the Company's non-U.S. joint ventures shall be deemed Subsidiaries of the Company.

            "Supply Agreements" means any written or oral contract or agreement pursuant to which any Seller purchases or acquires products or services used in the Access Business (other than office equipment, office supplies and furniture), other than, unless a New Contract Consent is received with respect thereto, any such contract or agreement which would also be a New Contract.

            "Tangible Assets" has the meaning set forth in Section 2.1(f).

            "Tax" means all income, profits, franchise, gross receipts, capital, net worth, sales, use, withholding, turnover, value added, ad valorem, registration, general business, employment, social security, disability, occupation, real property, personal property (tangible and intangible), stamp, transfer, conveyance, severance, production, excise and other taxes, withholdings, duties, levies, imposts and other similar charges and assessments (including any and all fines, penalties and additions attributable to or otherwise imposed on or with respect to any such taxes, charges, fees, levies or other assessments, and interest thereon) imposed by or on behalf of any Taxing Authority.

            "Taxing Authority" means any governmental or regulatory authority, body or instrumentality exercising any authority to impose, regulate or administer the imposition of Taxes.

            "Third Party Claim" has the meaning set forth in Section 10.5.

            "Trade Receivables" means all accounts receivable and related deposits, security or collateral therefor, including recoverable customer deposits and receivables among the Sellers, in each case to the extent Related to the Access Business.

            "Transfer Taxes" has the meaning set forth in Section 7.2(a).

            "Transitional Excite License" has the meaning set forth in Section 5.9.

            "Transitioned Employees" has the meaning set forth in Section
6.1(b).

            "Transport Agreements" means all written contracts, agreements and arrangements, providing for the transport of the @Home and @Work services over the network or the fiber, cable or copper wire of another person, other than, unless a New Contract Consent is received with respect thereto, any such contract or agreement which would also be a New Contract.

            "2000 Equity Incentive Plan" means the Company's 2000 Equity Incentive Plan, and related forms of agreements.

            "USTs" has the meaning set forth in Section 3.15.

            "Undisclosed Contract" means any Contract the existence and terms of which were not disclosed to Buyer in reasonable detail prior to the date of Sellers' delivery of the Post-Signing Schedules to Buyer.

            "Verification Date" means the date, occurring within 30 calendar days of the date hereof, on which the Verification Date Physical Assets Schedule will be delivered by Sellers to the Buyer.

            "Verification Date Excluded Assets" has the meaning set forth in
Section 2.12.

            "Verification Date Physical Assets" has the meaning set forth in
Section 2.8(a).

            "Verification Date Physical Assets Schedule" has the meaning set forth in Section 2.8(a).

            "WARN" has the meaning set forth in Section 6.1(b).

            "Warranted Schedules" means Schedules 2.1(n), 3.1(b), 3.2, 3.4(a), 3.5(b)(i), 3.5(b)(ii), 3.8(b), (c), (g) and (g)(i), 3.12(a), 3.13(b)(1) and
6.1(a).

            "Welfare Benefits" means any and all benefits under any "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA.

            Section 1.2. Other Terms. Other terms may be defined elsewhere in this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

            Section 1.3. Knowledge Qualifiers. References to "Sellers' knowledge" or "to the knowledge of the Sellers" and similar terms shall refer to the actual knowledge of any officer of the Company who is considered by the Company as of the date hereof to be an officer for purposes of Section 16(b) under the Securities Exchange Act of 1934, and the rules and regulations thereunder.

                                   ARTICLE 2

                             Sale of Assets; Closing
                             -----------------------

            Section 2.1. Assets to be Acquired. Subject to the satisfaction or waiver in writing of the conditions set forth herein and to the other terms, conditions and provisions hereof, at the Closing, Sellers shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire, accept and pay for, all of the right, title and interest, free and clear of all Encumbrances (other than Assumed Liabilities), of Sellers in each and all of the following properties, assets and rights of every nature, tangible and intangible (including goodwill and rights in intellectual property), whether real, personal or mixed, wherever located, whether now existing or hereafter acquired (excluding the Excluded Assets) (collectively, the "Assets"):

            (a)  the Application Assets;

            (b)  the Development Assets;

            (c)  the Network Assets;

            (d)  the Operations Assets;

            (e)  the Other Core Assets;

            (f) all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, motor vehicles, tools and other tangible personal property, other than the Core Assets, that are Related to the Access Business or are set forth in Section (vi) of Schedule 3.4(a) (the "Tangible Assets");

            (g) to the extent not included in the Tangible Assets, all inventories of raw materials, work in process, finished products, goods, spare parts, replacement and component parts, and office and other supplies (collectively, the "Inventories"), including Inventories held at any location controlled by any Seller or any Affiliate, Inventories previously purchased and in transit to any Seller or any Affiliate, Inventories consigned to vendors, resellers or customers, and Inventories in transit to such vendors, resellers or customers in each case that are Related to the Access Business;

            (h)  the Assumed Contracts;

            (i)  the Assumed Leases;

            (j) the Assumed Intellectual Property and all rights thereunder or in respect thereof, including, but not limited to, rights to sue and collect for and remedies against past, present and future infringements or misappropriations thereof, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide and all tangible embodiments thereof;

            (k) to the extent (x) relating to Sellers' ownership or operation of the Assets or Related to the Access Business and (y) not part of the Assumed Intellectual Property:

            (i) all copies of, network or systems design specification materials and other printed or written materials in any form or medium that Sellers are not required by law to retain and duplicates of any such materials that Sellers are required by law to retain;

            (ii) subject to Applicable Law, all telephone numbers and electronic mail addresses and domain names related to the operating system software or the Transitioned Employees;

            (iii) all technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, flow charts, plans, algorithms, formulas, models and surveys (to the extent within Sellers' possession);

            (iv)  all Internet protocol addresses Related to the Access
     Business;

            (v)   all Inventory-related records and data held by third parties;

            (vi) all interactive television Software, navigation and delivery systems, and any other equipment related to or developed under a development arrangement between AT&T Broadband, LLC and the Company;

            (l) subject to Applicable Law and agreements with third parties, all books, records, data and billing information of the Sellers that relate primarily to the Access Business, to customers or end users of the services provided by the Access Business, to the Assets or to the

Transitioned Employees, including data processing records, sales and pricing data, customer lists, employment and personnel records, records relating to suppliers, supplier lists, cost information, end-user usage data, vendor data, specifications and drawings, correspondence and lists, product literature, artwork, design, development and manufacturing files, quality records and other data (collectively, the "Access Business Books and Records"); provided, however, Sellers may retain copies of (x) all books and records included in the Assets to the extent necessary or useful for the administration of the Bankruptcy Cases of the Sellers or any other Action to which it is a party, the filing of any Tax Return or compliance with any Applicable Laws and (y) all personnel files;

            (m) all (i) credits, (ii) claims for refund, (iii) prepaid expenses,
(iv) deferred charges, (v) advance payments, (vi) security or other deposits, including recoverable deposits under Assumed Contracts or Assumed Leases, and
(vii) prepaid items (and, in each case, security interests relating thereto) arising from or in connection with, or related to, the Assets or the Access Business, including, without limitation, other than as relate solely to Excluded Assets, all expenses and payments of or for the benefit of the Access Business prepaid or advanced for periods after the Closing Date;

            (n) all rights (including proceeds, reserves, benefits or claims) under insurance policies and all rights in the nature of insurance, indemnification or contribution relating to the Assets or Assumed Liabilities in each case pursuant to insurance policies as listed on Schedule 2.1(n); provided, however, Sellers shall have no obligation to maintain any insurance policy after the Closing Date;

            (o) subject to Applicable Law and agreements with third parties, all rights under confidentiality, nondisclosure and similar agreements to the extent related to the Assets or the Transitioned Employees;

            (p) any interest in and to any refund of Taxes relating to the Assets or the Access Business to the extent such Taxes are for, or applicable to, any taxable period (or portion thereof) beginning after the Closing Date;

            (q) [Reserved]

            (r) all Licenses;

            (s) all stationery, purchase order and other forms, labels, shipping materials, brochures, art work, photographs, advertising materials and any similar items related to the Assets or the Access Business;

            (t) all guarantees, warranties, indemnities and similar rights in favor of any Seller or any Affiliate with respect to any Asset and all letters of credit and performance bonds issued to the extent that the Access Business is a beneficiary;

            (u) all rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by any Seller or any Affiliate whether arising by way of counterclaim or otherwise (except arising pursuant to the transactions contemplated hereby) that (i) are Related to the Access Business or the ownership, use, function or value of any Asset, and

(ii) (1) with respect to any Physical Asset relate to any period of time, and
(2) with respect to any other Asset or aspect of the Access Business relate to the period of time from and after the Closing;

            (v) the Assumed Media Assets (subject to the Cross License); and

            (w) any assets or rights set forth in Exhibit 2.1(w), including as such Schedule may be amended after the date hereof pursuant to Section 2.12.

            Section 2.2. Excluded Assets. Anything to the contrary herein notwithstanding, all Sellers' and their Affiliates' right, title and interest in all of the following properties, assets and other rights (the "Excluded Assets") shall be excluded from the Assets:

            (a) shares of capital stock of any Seller or securities convertible into, exchangeable or exercisable for shares of capital stock of any Seller;

            (b) any Contract that is not an Assumed Contract or Assumed Lease;

            (c) any Distribution Agreements;

            (d) all cash and cash equivalents of the Sellers;

            (e) any claims, rights or causes of action arising under Sections 544 through 553, inclusive, of the Bankruptcy Code other than any such claims, rights or causes of action related to any Assumed Contract;

            (f) any interest in and to any refund of Taxes of the Sellers for any period and any interest in and to any refund of Taxes relating to the Assets or the Access Business for, or applicable to, the Pre-Closing Tax Period, including, without limitation, any Transfer Taxes;

            (g) all books and records of the Sellers that are not Access Business Books and Records; provided that Buyer shall be entitled to copies of all books and records that relate to, but do not relate primarily to, the Assets or Transitioned Employees;

            (h) any assets of any Employee Benefit Plan and any rights under any Employee Benefit Plan or any contract, agreement or arrangement between any Employee or Consultant and the Company or any of its subsidiaries;

            (i) all rights, demands, claims, Actions and causes of action (whether for personal injuries or property, consequential or other damages of any kind) (collectively, "Claims") that any Seller, any Affiliate, or the Access Business may have, on or after the date hereof, against any Governmental Authority for refund or credit of any type with respect to Sellers' Taxes for the Pre-Closing Tax Period or Income Taxes of the Sellers for any period;

            (j) all Claims that any Seller, any Affiliate, or the Access Business may have against any person (including without limitation shareholder derivative claims) except for Claims described in Section 2.1(w) above;

            (k) Employment Agreements and Consulting Agreements;

            (l) Excluded Software;

            (m) the Trade Receivables; it being acknowledged and understood that Buyer shall have no authority to waive or relinquish any right of Seller in respect of receivables due to Seller from customers or other persons or entities.

            (n) the assets of Webshots Corporation, and any subsidiaries thereof;

            (o) narrowband traffic redirect capability;

            (p) the assets of Matchlogic, Inc. and any subsidiaries thereof;

            (q) assets, property, rights, contracts or claims relating primarily to the international joint ventures of the Company and its subsidiaries; and

            (r) any other asset, property, right, contract or claim set forth in
Schedule 2.2(r), including as such Schedule may be amended after the date hereof pursuant to Section 2.12. For the avoidance of doubt, any item listed on
Schedule 2.2(r) shall be an Excluded Asset regardless of whether it would otherwise be an Asset pursuant to any other provision or Schedule hereto.

            Section 2.3. Assumption of Liabilities. At the Closing, Buyer will assume only the following obligations of Sellers (the "Assumed Liabilities"), and no others: all Liabilities and obligations of any Seller under each Assumed Contract with respect to which the relevant Seller shall have satisfied any Liability or obligation thereunder arising from or relating to any Seller's operations or conduct prior to the Closing Date (including, without limitation, liability or obligation for breach, misfeasance or under any other theory relating to any Seller's conduct, performance or non-performance).

            Section 2.4. No Other Liabilities Assumed. Anything to the contrary contained herein notwithstanding, other than the Assumed Liabilities, the parties hereto agree that Buyer shall not and does not assume any other Liability or obligation whatsoever (including without limitation, Liabilities and obligations relating to the conduct of the Access Business or to the Assets (and use thereof) at any time on or prior to the Closing Date), whether relating to or arising out of the Access Business or Assets or otherwise, fixed or contingent, disclosed or undisclosed (collectively, the "Excluded Liabilities"). Without limiting the foregoing, and anything in Section 2.3 to the contrary notwithstanding, Buyer shall not and does not assume any of the following (each of which shall be included within the definition of "Excluded Liability"):

            (a) any liabilities, commitments or obligations that arise (whether under the Assumed Contracts or otherwise) with respect to the Assets or the use thereof on or prior to the Closing Date or relate to periods on or prior to the Closing Date or are to be observed, paid, discharged or performed on or prior to the Closing Date (in each case, including any liabilities that result from, relate to or arise out of tort or other product liability claims);

            (b) litigation and related claims and Liabilities, tax liabilities or any other Claims against any Seller of any kind or nature whatsoever involving or relating to facts, events or circumstances arising, relating to or occurring prior to the Closing, no matter when raised (including, without limitation, Liability or obligation for breach, misfeasance or under any other theory relating to Sellers' conduct, performance or non-performance);

            (c) Company Options;

            (d) Liabilities specifically identified as the responsibility of Sellers in Article 6, including any Liabilities relating to any contract, agreement or arrangement between any Employee or Consultant and the Company or any of its subsidiaries;

            (e) except as set forth in Section 6.3(b), any liability, commitment or obligation of the Sellers with respect to any employees or employment matters of Sellers, including any liabilities under COBRA, the WARN Act, any Employee Benefit Plan or any Employment Agreement, Consulting Agreement, severance arrangement, change-in-control agreement or other similar agreement to which any Seller is a party other than such agreements entered into by Buyer with any Transitioned Employees;

            (f) any amounts payable pursuant to Section 365(b)(1)(A) or (B) of the Bankruptcy Code in order to effectuate, pursuant to the Bankruptcy Code, the assumption by Sellers and assignment to Buyer of Assumed Contracts under the Sale Order ("Cure Amounts");

            (g) any Liability or obligation of any kind under any Contract that is not an Assumed Contract or Assumed Lease, including, without limitation, the Distribution Agreements;

            (h) any reserve for discontinued operations;

            (i) any note, bond or other evidence of indebtedness of any Seller;

            (j) any Liability or obligation of any kind relating to or arising out of any Excluded Assets;

            (k) any Liability or obligation for fraud, breach, misfeasance or under any other theory relating to any Seller's conduct, performance or non-performance; and

            (l) any Liabilities set forth on Schedule 2.4.

            Section 2.5. Tax Treatment. Buyer and each Seller shall agree on an allocation of the Purchase Price (the "Allocation"); provided, however, that (a) the Allocation shall be reasonable, based on fair market values, consistent with the Code and based on an initial proposal by Buyer, and (b) any dispute between Buyer and Sellers in determining such allocation shall be resolved by the Accounting Firm, the fees and expenses of which shall be shared equally by the parties. Except as otherwise required pursuant to a Final Determination, Buyer and each Seller agree to act in accordance with the Allocation for all Tax purposes, including for purposes of any Returns (such as IRS Form 8594 or any other forms or reports required to be filed pursuant to Section 1060 of the Code or any comparable provisions of local, state or foreign law

("Section 1060 Forms")), and to refrain from taking any position inconsistent with the Allocation. Buyer and Sellers agree to cooperate in the preparation of any such Section 1060 Forms and to timely file such Section 1060 Forms in the manner required by Applicable Law. The parties agree to treat all payments made under any indemnity provision contained in this Agreement as adjustments to the Purchase Price for Tax purposes, unless otherwise required pursuant to a Final Determination.

            Section 2.6. Purchase Price; Consideration. (a) The purchase price for the Assets shall be three hundred and seven million dollars ($307,000,000)(as adjusted pursuant to Section 5.4(c) or 5.4(d), the "Purchase Price").

            (b) Subject to the terms and conditions hereof, in consideration of the Asset Purchase provided for in Section 2.1, at the Closing, Buyer shall:

            (i) pay to the Company, by wire transfer of same day funds to the account or accounts specified in writing not less than three Business Days prior to the Closing by the Sellers, an amount equal to the Purchase Price less the Note Amount and, if the closing with respect to Canadian Assets referred to in Section 5.3(f) is to occur on a date other than the Closing Date, less the Canadian Purchase Price;

            (ii) issue to the Company, as designee of, and for the benefit of, Sellers, a non-negotiable promissory note of Buyer, having an aggregate initial principal amount equal to 10% of the Purchase Price (the "Note Amount") subject to adjustment as provided for herein and therein, a term of one year or the earlier confirmation of a Plan of Reorganization by the Bankruptcy Court, with simple interest at 3.5% per annum, subject to adjustment as provided herein and therein, and having such other terms and conditions as are set forth in Exhibit 2.6 hereto (the "Promissory Note"); and

            (iii) assume (without duplication) the Capacity Agreement and the Assumed Liabilities pursuant to the Assignment and Assumption Agreement.

            (b) At the Closing, Sellers shall grant the Transitional Excite License and Media IP License to Buyer and its Subsidiaries, and Buyer shall grant the Cross License to the Company, in each case effective as of the Closing Date.

            Section 2.7. Changes in List of Assumed Contracts. (a) The parties hereto agree that, from time to time after the date hereof and prior to the Closing, (i) Buyer and the Company, by mutual agreement, may add or remove Disclosed Contracts from the list of Assumed Contracts, and (ii) Buyer, in its sole discretion, may add or remove Undisclosed Contracts from the list of Assumed Contracts. Nothing in this paragraph shall affect Buyer's rights under
Section 2.12.

            (b) If Buyer adds any Contract to the Assumed Contracts in accordance with paragraph (a) above, then, at Buyer's request, Sellers shall take such steps as are necessary to cause such contract to be assumed by, and assigned to, Buyer, with any Cure Amounts associated therewith to be borne by Sellers.

            Section 2.8. Pre-Closing Asset Verification. (a) Within thirty (30) calendar days following the date the Accounting Firm is retained, which Buyer and the Company agree shall be not later than the 10th day after the date hereof, Sellers shall prepare and deliver to the Company a schedule (the "Verification Date Physical Assets Schedule") setting forth in detail the Physical Assets in which Sellers hold any ownership, leasehold, possessory or any other interest or right as of the Verification Date (such Physical Assets, the "Verification Date Physical Assets"), which schedule shall be prepared using the same account classifications and prepared using accounting methods consistent with the preparation of the Physical Asset Schedule pursuant to
Section 3.4 hereof, and shall be based on a physical inventory performed by the Accounting Firm selected by the mutual agreement of the Company and Buyer. All of the accountants' fees and other costs related to the Pre-Closing Asset Verification or otherwise arising under this Section 2.8 shall be borne in full by Sellers.

            (b) To the extent the Accounting Firm requests the assistance of or seeks to consult with any employee, officer or representative of Sellers, Buyer shall be afforded the opportunity, with reasonable advance notice, to have a representative present. From and after delivery of the Verification Date Physical Assets Schedule, Sellers shall provide Buyer and its authorized representatives full access during normal business hours to (i) all books, records and employees of the Sellers having relevant information concerning the Verification Date Physical Assets Schedule, (ii) Sellers' accountants who assisted Sellers in preparing the Verification Date Physical Assets Schedule, and such accountants' relevant supporting work papers and (iii) to the extent necessary to verify the Verification Date Physical Assets Schedule, each of the locations at which the Verification Date Physical Assets are located.

            (c) If the inclusion or exclusion of any Asset on or from the Verification Date Physical Assets Schedule is disputed, then the parties shall submit such dispute to arbitration in accordance with Section 13.16 hereof.

            Section 2.9. Time and Place of Closing. The closing of the Asset Purchase (the "Closing") shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, at 10:00 A.M., New York City time, on the 2nd Business Day after the conditions to Closing set forth in Articles 8 and 9 (other than those to be satisfied by an action to be taken at the Closing, which shall be satisfied or waived at the Closing) have been satisfied (or waived by the party entitled to waive such condition), or such other place, date and time as the parties may agree.

            Section 2.10. Designation of Affiliates by Buyer. Prior to the Closing, upon at least one day's written notice to Sellers, Buyer may designate one or more Affiliates to acquire at the Closing all or part of the Assets, in which event all references herein to "Buyer" shall be deemed to refer to each such Affiliate with respect to the Assets to be acquired by such Affiliate; provided, however, that no such designation shall in any event limit or affect the obligations of Buyer under this Agreement to the extent not performed by such Affiliates.

            Section 2.11. Post-Signing Schedules and Verification Date Physical Asset Schedule Delivery. The Post-Signing Schedules have not been delivered by Sellers as of the date hereof, and any of such schedules that are to be delivered by Sellers (rather than Buyer) shall be delivered by Sellers to the Buyer on or before the 30th day following the date hereof, except for

Schedules 3.8(b), (c) and (g), 3.12(a), and Schedule 3.13(b)(i), which shall be delivered no later than the 15th Business Day following the date hereof. Upon delivery of the Disclosure Schedules, Buyer may in its reasonable discretion, within 30 days of receipt, (1) accept the Disclosure Schedules or any part thereof, whereupon such Disclosure Schedules, or the accepted part thereof, shall be adopted and deemed part of this Agreement as if delivered on the date hereof; and/or (2) reject the Disclosure Schedules or any part thereof. If the Disclosure Schedules or any part thereof is rejected, Sellers may amend and resubmit to Buyer such rejected whole or part within 5 days of such rejection. Upon delivery of such redelivered Disclosure Schedules or parts thereof, Buyer shall within 5 days thereof take the action described either in clause (1) or clause (2) above in this paragraph, whereupon any such rejected portion shall not be deemed to have been delivered or included in or made a part of this Agreement. Upon delivery of the Warranted Schedules, such Schedules shall be deemed to be delivered and made a part of this Agreement, subject to Buyer's right to terminate this Agreement if it determines any such schedules to be unacceptable or inadequate in its reasonable discretion. Subject to Buyer's rights under Sections 2.7 and 2.12 and any provision relating to New Contracts, any of the Disclosure Schedules with respect to which Buyer does not respond within the 30 day period referred to above shall be deemed to have been accepted. Sellers shall deliver the Verification Date Physical Assets Schedule to Buyer on the Verification Date.

            Section 2.12. Buyer's Exclusion or Addition of Certain Assets and Contracts. Buyer may designate one or more of the Verification Date Physical Assets, Operating Leases, Capitalized Leases, Assumed Leases, items of Assumed Intellectual Property or any other Asset listed on a Schedule that is delivered subsequent to the date of this Agreement, as Excluded Assets (such Verification Date Physical Assets, if any, designated as Excluded Assets to be the "Verification Date Excluded Assets"; and any such other Assets, collectively, the "Post-Signing Excluded Assets") by giving written notice (the "Buyer's Exclusion Notice") to the Company: (a) in the case of the Verification Date Excluded Assets, within thirty (30) calendar days after Buyer's receipt of the Verification Date Physical Assets Schedule, setting forth any Verification Date Excluded Assets, whereupon the Verification Date Excluded Assets will be deemed included in Schedule 2.2(r) as if so included on the date hereof; and (b) in the case of the Post-Signing Excluded Assets, within thirty (30) calendar days after Buyer's receipt of all of the Post-Signing Schedules, setting forth any Post-Signing Excluded Assets, whereupon the Post-Signing Excluded Assets will be deemed included in Schedule 2.2(r) as if so included on the date hereof. At any time through and including the 15th Business Day after the delivery of the last delivered Post-Signing Schedule, Buyer may deliver, if not previously delivered, and thereafter amend, Exhibits 1, 2.1(i) and 2.1(w) and Schedule 2.4 by adding or deleting items therefrom.

                                   ARTICLE 3

                    Representations and Warranties of Sellers
                    -----------------------------------------

            Buyer specifically acknowledges and agrees that Buyer will not have any recourse to any of the officers or directors of any Seller in the event any of the representations and warranties made herein or deemed made are untrue as at any time of expression thereof or as at the Closing Date.

            Sellers, jointly and severally, hereby represent and warrant to Buyer as follows, except as disclosed in the Seller Disclosure Schedule in accordance with Section 3.18:

            Section 3.1. Incorporation. (a) Each of the Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted except where the failure to be so validly existing and in good standing would not reasonably be expected to (individually or in the aggregate) have a Material Adverse Effect. Each of the Company and each of the other Sellers is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

            (b) Schedule 3.1(b) lists each subsidiary of the Company, its form of organization, its respective jurisdiction of incorporation or formation, if applicable, and the holders of the outstanding capital stock or other equity interests of such subsidiaries.

            Section 3.2. Authorization. (a) Each Seller has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each Seller and the consummation by each Seller of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each Seller including by any action or required approval of the stockholder or stockholders of each Seller. This Agreement has been duly executed and delivered by each Seller and, assuming due execution and delivery by the Buyer and receipt of Bankruptcy Court Approval, constitutes a valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, after giving effect to the Cure Procedures Order and the Bankruptcy Court Approval, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Encumbrance upon any of the Assets under, (i) the certificate of incorporation or bylaws of the Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lien, lease or any other contract, agreement, instrument, permit, commitment, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets. No Consent, approval, grant, concession, agreement, franchise, order, license, permit, waiver or authorization of, or registration, declaration or filing with or exemption, notice, application, or certification by or to any Governmental Authority (each, a "Governmental Approval") is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by Sellers or the consummation by Sellers of the transactions contemplated by this Agreement, except for (A) receipt of the Bankruptcy Court Approval and the Cure Procedures Order and (B) the Governmental Approvals listed on Schedule 3.2 (the approvals listed on such schedule, the "Required Seller Governmental Approvals"). Assuming receipt of the Bankruptcy Court Approval from the Bankruptcy Court, neither the entering into of this Agreement nor the consummation of any of the transactions contemplated hereby or performance of any obligations provided for herein requires the affirmative vote, consent or approval of or by holders of any class or series of capital stock (or securities convertible into or exchangeable for capital stock) or voting debt of the Company.

            (b) Subject to receipt of Bankruptcy Court Approval, Sellers have all requisite power to transfer to Buyer good and marketable title to the Assets free and clear of all Encumbrances except for the Assumed Liabilities.

            Section 3.3. Absence of Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any material Liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) arising out of the Access Business or Assets or Related to the Access Business, except for (i) such Liabilities that will be Excluded Liabilities and will not be Assumed Liabilities as of and from and after the Closing, (ii) such Liabilities and obligations set forth in Schedule 3.3, and (iii) such Liabilities and obligations arising under or in connection with the Assumed Contracts in accordance with the terms of such Assumed Contracts as in effect on the date hereof.

            Section 3.4. Physical Assets Schedule and Trade Receivables. To Sellers' knowledge, when delivered, Schedule 3.4(a) (the "Physical Assets Schedule," which consists of the Verification Date Asset Schedule, giving effect to the result of any Buyer's Exclusion Notice) will contain a true and correct description on an asset-by-asset basis (specifying item, count, location and gross book value (i.e., original cost without giving effect to any depreciation) as determined in accordance with United States generally accepted accounting principles ("GAAP")) of the following (including, in each case, work-in-process and assets held by vendors):

            (i)   all Applications Assets;

            (ii)  all Development Assets;

            (iii) all Network Assets;

            (iv)  all Operations Assets;

            (v)   all Other Core Assets; and

            (vi) all computers and other electronic data processing equipment and other office equipment (such as copiers) that are included in the Tangible Assets.

            The Accounting Firm will be instructed to prepare the Physical Asset Schedule, to the best of its ability, so that the items listed thereon will be categorized according to the six categories (i) - (vi) provided above, and it may, in its discretion, consult with the Seller and Buyer with respect to such categorization.

            Section 3.5. Assets. (a) As of the Closing Date, Sellers have good and marketable title to each of the Assets that is owned by any of the Sellers, and valid leasehold interests in each of the Assets that is leased by any of the Sellers. The Assets, taken as a whole, constitute all the properties, assets and rights (other than the Distribution Agreements) necessary for Buyer to conduct and operate the Access Business as conducted and operated currently (except Inventory sold, cash disposed of, accounts receivable collected, prepaid expenses realized, contracts fully performed, properties or assets replaced by equivalent or superior properties or assets (in each case, in the ordinary course of business)). Each of the Assets: (i) as of the Closing Date is free and clear of all Encumbrances except for such imperfections or irregularities of title or Encumbrances as do not affect the use of the properties or assets subject thereto or affected thereby or otherwise impair business operations at such properties; (ii) as of the Closing Date is not subject to any pending Actions relating to any such property; (iii) has received all approvals of Governmental Authorities (including Licenses) required in connection with the ownership or operation thereof and has been operated and maintained in accordance with Applicable Laws, rules and regulations; and (iv) is not subject to any lease, sublease, license, concession, or other agreement, written or oral, granting to any party or parties the right of use or occupancy of any portion of any property or right of way. As of the Closing, each item of Core Assets and Tangible Assets is in the working order and state of repair it was in on the date of this Agreement, ordinary wear and tear excepted. The Company will deliver with the Assets any network diagrams for any Network Assets for which such diagrams exist.

            (b) As of the date Schedules 3.5(b)(i) and 3.5(b)(ii) are delivered and as of the Closing Date, each Asset that is held pursuant to an operating lease is listed on Schedule 3.5(b)(i), and each Asset that is held pursuant to a capitalized (financing) lease is listed on Schedule 3.5(b)(ii). Schedules 3.5(b)(i) and 3.5(b)(ii) disclose with respect to each such Asset whether the relevant lease is an operating lease or a capitalized (financing) lease for accounting purposes. All obligations of Sellers with respect to the Assets listed on Schedule 3.5(b)(ii) or otherwise held under a capitalized lease constitute secured debt and any such Assets shall be delivered to the Buyer free and clear of Encumbrances. True and complete copies of each operating or capitalized lease have been provided to Buyer. Other than the Capacity Agreement, the Assumed Liabilities do not include any liability or obligation arising under capitalized leases. The Assumed Liabilities do not include any liability or obligation arising under operating leases and relating to periods ending on or prior to the Closing or to be observed, paid, discharged or performed on or prior to the Closing. All such liabilities and obligations referred to in the preceding sentence shall be included in the Cure Amounts paid by Sellers pursuant to Section 5.5 to the extent that they arise under Assumed Contracts.

            (c) The Assets constitute all of the properties, assets and rights, other than the Excluded Assets, that are Related to the Access Business.

            Section 3.6. Absence of Certain Changes. (a) Since June 30, 2001, Sellers and their Affiliates have conducted the Access Business only in the ordinary course consistent with prior practice and, without limiting the foregoing, have not as of the date of this Agreement, received or issued any notice of termination (written or, to the knowledge of Sellers, oral) of any Assumed Contract or Assumed Lease, the termination of which, individually or together with other Assumed Contracts or Assumed Lease with respect to which a termination notice has been received or issued, could reasonably be expected to have a Material Adverse Effect.

            (b) Since the date of this Agreement, Sellers and their Affiliates have not suffered any Material Adverse Effect or any other effect that could reasonably be expected to have a Material Adverse Effect.

            Section 3.7. Litigation; Orders. There are no Actions, pending or, to Sellers' knowledge, threatened against Seller or any of its Affiliates in connection with the Assets or the Access Business or which could give rise to or increase an Assumed Liability. There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency, or by arbitration) against any Seller or any of its Affiliates or any of their respective properties or businesses that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or that could prohibit or make unlawful the Asset Purchase.

            Section 3.8. Intellectual Property.

            (a) [Reserved]

            (b) Registered Intellectual Property. Schedule 3.8(b) lists all of the registered Intellectual Property of the Sellers that is either Related to the Access Business or potentially an Assumed Media Asset or potentially subject to the Media IP License, specifying as to each owned item, as applicable: (i) the nature of the item, including the title, (ii) the owner of the item, (iii) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed, and (iv) the issuance, registration, or application numbers and dates. Except as disclosed in Schedule 3.8(b), no notices have been given nor claims have been asserted by any person
(x) to the effect that the manufacture, use or sale of any product, service, invention, design, machine, process, technology, know-how, information, literature, copyright table work, name, trade name, trademark, service mark or trade dress as now manufactured, sold or used by any Seller or any Affiliate in connection with the Access Business infringes on or misappropriates any patents, intellectual property or other right, (y) challenging the ownership, validity, transferability or effectiveness of, or right to use, sell or license any of the such Intellectual Property or (z) demanding, requesting or otherwise seeking that a Seller take or consider taking a license under, or cease using, any of the such Intellectual Property. Except as set forth on Schedule 3.8(b), Sellers own or have the exclusive right to use pursuant to license, sublicense, agreement or permission all of the Intellectual Property referred to in the prior sentence, free from any Encumbrances and free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever.

            (c) Other Assumed Intellectual Property. Schedule 3.8(c) sets forth
(i) all of the Intellectual Property Sellers that is not set forth on Schedule 3.8(b) and is either Related to the Access Business or potentially an Assumed Media Asset or potentially subject to the Media IP License and (ii) each Intellectual Property License. The Assumed Intellectual Property and the Intellectual Property subject to the Media IP License comprise all of the intellectual property necessary for Buyer to conduct and operate the Access Business as conducted during the past six months, including to meet anticipated subscriber growth. The Assumed Intellectual Property comprises all of the Intellectual Property of Sellers that is Related to the Access Business or is an Assumed Media Asset.

            (d) Transfer. Subject to Bankruptcy Court Approval, Sellers have all requisite power to transfer ownership of or rights to use (as the case may be) the Intellectual Property set forth on Schedules 3.8(b) and 3.8(c) to Buyer, free from any Encumbrances and on terms and conditions no less favorable than as in effect as of the date hereof.

            (e) No Infringement. Except as disclosed in Schedule 3.8(b), and other than as would not have a Material Adverse Effect, neither the conduct of the Access Business nor the use of the Intellectual Property set forth on Schedules 3.8(b) and 3.8(c) infringes, misappropriates or otherwise conflicts with any rights of any person in respect of any patents, trademarks, service marks, trade names, copyrights, trade secrets, confidential information, know-how or any other intellectual property or right. To the knowledge of the Sellers, none of the Assumed Intellectual Property is being infringed or, to the knowledge of the Sellers (except as to intellectual property licensed by any of the Sellers), otherwise used or available for use, by any other person.

            (f) Due Registration, Etc. Except as set forth on Schedule 3.8(f), the Assumed Intellectual Property, to the extent it may be registered, filed or issued, has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, United States Copyright Office or such other filing offices, domestic or foreign. To Sellers' knowledge, each Seller and its Affiliates have taken such other actions, and to the knowledge of the Sellers, no other actions will be required to be taken within the 180-day period commencing the date hereof, to ensure full protection under any Applicable Laws or regulations, and such registrations, filings, issuances and other actions remain in full force and effect, in each case, to the extent Related to the Access Business.

            (g) Software. All Software (other than Excluded Software, and other than Shrinkwrap Software) included in the Intellectual Property set forth on Schedules 3.8(b) and 3.8(c) is described in Schedule 3.8(g) and is held by Sellers legitimately, is fully and freely transferable to the Buyer without any third-party consent (except as set forth in Schedule 3.8(g)) and, to the knowledge of the Sellers, is free from any significant software defect, performs in conformance with its documentation, and to the knowledge of the Sellers does not contain any bugs or viruses or any code or mechanism that may be reasonably likely to materially interfere with the operation of such Software as used by Sellers as of the date hereof. All other Software owned or otherwise used by Sellers that is not used in the operation of the Assets or that is not Related to the Access Business (the "Software Cross License Software") is set forth on
Schedule 3.8(g)(i). The Software Cross License Software and any other Software owned or otherwise used by Sellers that are not used in the operation of the Assets and are not Related to the Business are retained by Sellers ("Excluded Software").

            Section 3.9. Licenses, Approvals, Other Authorizations. No licenses, certificates, permits or other authorizations issued by any Governmental Authority are required for or used in to the operation of the Access Business as currently conducted (collectively, "Licenses"). There is not issued, pending, or, to the knowledge of Sellers, threatened, any notice of violation or complaint by the Federal Communications Commission ("FCC") or any other Governmental Authority against the Company with respect to the Access Business or the transactions contemplated hereby, except for violations or complaints that could not reasonably be expected to have a Material Adverse Effect.

            Section 3.10. Labor Matters. As of the date hereof: (i) there are no collective bargaining agreements or similar agreements or arrangements with labor unions or associations representing Employees of the Access Business and no such agreements are being negotiated; (ii) no work stoppage against the Access Business is pending or, to Sellers' knowledge, threatened; (iii) the Access Business is not a party to or, to the knowledge of Sellers, threatened with any labor dispute, arbitration, lawsuit or administrative proceeding relating to labor matters (excluding routine workers' compensation claims) involving the Employees of the Access Business; and (iv) no labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority.

            Section 3.11. Compliance with Laws. The Assets and conduct by the Company and its subsidiaries of the Access Business are and, to the knowledge of Sellers, have been in compliance with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees, applicable thereto, except for violations or failures so to comply, if any, that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or give rise to material fines or other material civil penalties or any criminal liabilities. Neither the Company nor any subsidiary has received any notice or other communications relating to any alleged violation of any statute, law, regulation, ordinance, rule, judgment, order or decree from any Governmental Authority, or of any investigation with respect thereto, applicable to the Access Business or any Asset which has not been satisfactorily addressed except for violations, if any, that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and could not reasonably be expected to give rise to material fines or other material civil penalties or any criminal liabilities.

            Section 3.12. Contracts. (a) Schedule 3.12(a) contains a complete and accurate list of all contracts, leases, subleases, licenses, agreements, arrangements, franchises, permits, or other instruments (collectively, "Contracts") of the types described below (1) by which, after giving effect to the transactions contemplated by this Agreement, any of the Assets are bound or affected or (2) to which any Seller or any Affiliate is a party or by which it is bound or affected in connection with the Access Business or the Assets, other than any which relate solely to Employee Benefit Plans:

            (i)   any Transport Agreement;

            (ii)  any Peering Agreement;

            (iii) any Collocation Agreement;

            (iv) (A) any Supply Agreement, and (B) any other contract or agreement, other than any Capacity Agreement, for the purchase by Sellers of products or services that either (1) has a term of one year or longer or
     (2) is reasonably expected to result in purchases or sales in excess of $250,000 over the term of such contract or agreement (assuming all renewals and extensions are taken);

            (v)   any commercial agreements relating to the @Work service;

            (vi) (A) any lease for or relating to Core Assets and (B) any lease for Tangible Assets in which the amount of payments that the Company is required to make, or is expected to receive, on an annual basis exceeds $50,000, and, in each of cases (A) and (B), any related maintenance agreements;

            (vii) any Intellectual Property License;

            (viii) any agreement or contract by which any Seller has secured any rights, licenses, easements, permits, rights of way, and/or other agreements with third parties to access, construct, install, operate, upgrade, replace or maintain Core Assets;

            (ix) any agreement or contract relating to any outstanding commitment for capital expenditures in excess of $100,000 individually or $250,000 in the aggregate, or any partially or fully executory agreement or contract relating to the acquisition or disposition of rights or assets having a value of in excess of $100,000 individually or $200,000 in the aggregate, in each case Related to the Access Business;

            (x) any other agreement, contract, policy, license, document, instrument, arrangement or commitment (A) having a term of one year or longer, (B) providing for aggregate payments by or to the Company and/or its subsidiaries (singly or together with other related agreements) of $500,000 or more, or (C) that is material to the Access Business;

            (xi) any sale-leaseback, conditional sale, exclusive dealing, brokerage, finder's fee or take-or-pay contract or agreement;

            (xii) any employment, consulting, severance, termination, or indemnification agreement, contract or arrangement, written or, to Sellers' knowledge, oral, with any current officer, consultant, director or employee, whose services related to or relate to the Access Business;

            (xiii) any agreement, contract, policy, license, document, instrument, arrangement or commitment that materially limits the freedom of the Company or any of its subsidiaries or any of its employees to compete in any line of business or with any person or in any geographic area or that would so materially limit the freedom of the Access Business or Buyer or any of its subsidiaries after the Closing Date;

            (xiv) any joint venture contract or arrangement or any other agreement that has involved or is expected to involve a sharing of revenues of $500,000 per annum or more with other persons; and

            (xv)  each Distribution Agreement.

Each Contract required to be listed in Schedule 3.12(a) shall be listed under each subsection for which such Contract satisfies the relevant criteria. With respect to each Transport Agreement, section (i) of Schedule 3.12(a) shall indicate which MSO territories are served by each such agreement.

            (b) No Seller has received written notice, nor does it otherwise have knowledge, that any party to any Contract intends to cancel, terminate, or refuse to renew such Contract or to exercise or decline to exercise any option or right thereunder or to assert that such Contract may not be assigned without the consent of the non-debtor party thereto, and each such Contract is valid and binding and enforceable against Sellers and each other party thereto in accordance with its terms, and, assuming the Cure Procedures Order is entered, shall be (as of the Closing) in full force and effect and enforceable against the Sellers and each other party thereto, except as set forth in Schedule 3.12(b). Sellers have delivered to Buyer a true and correct copy of each Contract of the type referred to in clauses (i) through (xv) of Section 3.12(a), or that are set forth or required to be set forth in Schedule 3.12(a), including all modifications, amendments and supplements thereto, whether written or oral.

            (c) Except as set forth in Schedule 3.12(c), (i) no Seller that is a party to a Contract is, and to the knowledge of the Sellers, no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained in any Contract, and no event caused by, relating to or affecting any Seller has occurred that, with or without the giving of notice or lapse of time, or both, would constitute a breach, default or violation by a Seller thereunder, and (ii) to the knowledge of the Sellers, no event caused by, relating to or affecting any other party thereto has occurred that, with or without the giving of notice or lapse of time, or both, would constitute a breach, default or violation by such other party thereunder, except, in each case, for such breaches, defaults or violations (x) as are set forth in Schedule 3.12(c) or (y) as are excused by the commencement or pendency of the Bankruptcy Cases or the application or provision of the Bankruptcy Code (but only to the extent such excuse, lack of enforceability or application of law will continue to apply in favor of Buyer and its successors and assigns following Closing). Except as set forth in
Schedule 3.12(c), if the Cure Procedures Order is entered, no Consent of any third party is required under any Assumed Contract as a result of or in connection with, and the enforceability of each Assumed Contract will not be affected in any manner by, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

            (d) As of the Closing, none of the Assumed Contracts will be subject to any Encumbrance or any claim, counterclaim, right of recoupment, defense or right of set-off, and the Bankruptcy Court Approval shall so provide.

            (e) Except as set forth on Schedule 3.12(e), none of the Sellers is a party to, or otherwise is subject to, any no-hire, no-solicitation, confidentiality or other similar agreement (each, a "Protective Agreement") that is not freely assignable to Buyer, either in full or with respect to the Access Business, the Assets and Assumed Liability.

            Section 3.13. Real Property. (a) Neither the Company nor any of its subsidiaries owns any real property.

            (b) Schedule 3.13(b)(i) sets forth a complete and accurate list of all real property (including all land and buildings) which is leased, subleased or otherwise occupied by the Company or any of its subsidiaries related to the Access Business (the "Leased Real Estate"), such description including, for each Leased Real Estate, an identification of the lease or sublease agreement therefor (including all amendments and modifications), the names of the lessor and lessee (or sublessor and sublessee) thereunder, the address and approximate size of the premises leased thereunder, and the use of such premises. The Company has delivered or caused to be delivered to Buyer complete and accurate copies of the leases and subleases thereto, including all amendments and modifications pursuant to which the Company or its subsidiaries lease the Leased Real Estate. Except as disclosed in Schedule 3.13(b)(ii), neither the Company nor any of its subsidiaries has received notice of, or has knowledge of, condemnation or eminent domain proceedings pending or threatened against any Leased Real Estate. Except as disclosed in Schedule 3.13(b)(ii), neither the Company nor any of its subsidiaries has received any notice from any city, village or other Governmental Authority of, or otherwise has any knowledge of, any zoning, ordinance, building, fire or health code or other legal violation in respect of any Leased Real Estate, other than violations which have been corrected or which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Other than for exceptions to the following which are set forth in Schedule 3.13(b)(iii):

            (i) the Company or its subsidiaries has good, marketable and insurable title to the Leased Real Estate pursuant to the Assumed Leases, and the Assumed Leases are in full force and effect and are valid, binding and enforceable in accordance with their respective terms and are not subject to any Encumbrance;

            (ii)  no amount payable under any Assumed Lease is past due;

            (iii) the Company or the relevant subsidiary is in compliance in all material respects with all commitments and obligations on its part to be performed or observed under such Assumed Lease and is not aware of the failure by any other party to such Assumed Leases to comply in all material respects with all of its commitments and obligations;

            (iv)  neither the Company nor any subsidiary has received any notice
     (A) of a default (which has not been cured), offset or counterclaim under any Assumed Lease, or any other communication calling upon it to comply with any provision of any Assumed Lease or asserting noncompliance therewith or asserting that the Company or any subsidiary has waived or altered its rights thereunder, and, to the Company's knowledge, no event or condition has happened or presently exists which constitutes a default or, after notice or lapse of time or both, would constitute a default under any Assumed Lease on the part of the Company, its subsidiaries or on the part of any other party, or (B) of any Action against any party under any Assumed Lease which if adversely determined would result in such Assumed Lease being terminated or cut off; and

            (v) neither the Company nor any subsidiary has assigned, mortgaged, pledged or otherwise encumbered its interest under any Assumed Lease or entered into any sublease with respect to any Leased Real Estate, nor has any such party entered into any agreement or commitment to take any such action.

            (c) The Leased Real Estate constitutes, in the aggregate, all of the real property used to conduct the Access Business in the manner conducted during the six months ending on the date hereof. Each Leased Real Estate is suitable and adequate in all material respects for its current use, operation and occupancy. Except as set forth in Schedule 3.13(c), the Company and its subsidiaries are in exclusive possession of the Leased Real Estate and no Leased Real Estate is subject to any third party rights or encumbrances other than the rights of the lessors under the Assumed Leases. There are no pending or, to the Company's knowledge, threatened proceedings (i) regarding the amount of the Taxes on, or the assessed valuation of, the Leased Real Estate, (ii) which might interfere with the quiet enjoyment by the Company or its Subsidiaries of any Leased Real Estate or (iii) relating to condemnation or eminent domain proceedings of any portion of the Leased Real Estate or impact fees, special assessments or similar matters with respect thereto. No work is required to be performed on any Leased Real Estate in order to bring such property into compliance with any Assumed Lease, law or insurance company requirement.

            Section 3.14. Employee Benefit Plans and Related Matters. Sellers have provided to Buyer (i) a written description of all material terms and conditions of each Employee Benefit Plan (including the summary plan description thereof, if one exists), and (ii) a copy of each Employment Agreement and each Consulting Agreement.

            Section 3.15. Environmental and Safety Matters. Other than as would not be expected to have a Material Adverse Effect, the Access Business of the Sellers has been operated, the Assets, the Company and its Subsidiaries and the Leased Real Estate are, and at all times have been, in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Sellers of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof). Sellers are not, and to Sellers' knowledge, never have been liable for any costs, obligations, penalties, fines, or forfeitures for failure to comply with any Environmental Laws, or with respect to any environmental conditions or any intentional or unintentional spilling, leaking, disposing, discharging, emitting, depositing, injecting, leaching, escaping, release or presence (collectively, a "Release") of any Hazardous Substances, nor are they required or have they ever been required to remedy or remove any existing condition or Hazardous Substance from any real property rented or used by them relating to any Assumed Leases, Assets or the Access Business. Sellers have not received any notice, request for information, order, complaint or warning from any Government Authority with respect to any failure or alleged failure by Sellers to comply with any Environmental Laws or from any third party with respect to any claims based on environmental conditions or the Release of any Hazardous Substances on any property subject to the Assumed Leases, or related to any Assets or the Access Business. To Sellers' knowledge, no Leased Real Estate contains any Hazardous Substances. To Sellers' knowledge, there are no underground storage tanks ("USTs"), active or abandoned, including petroleum storage tanks, on or under any of the Leased Real Estate. No Seller has received any material citation from the Occupational Safety and Health Administration or any comparable Government Authority or any Government Authority inspector setting forth any respect in which the facilities or operations of such Seller relating to the Assets or the Access Business are not in compliance with Environmental Laws in any material respect, which non-compliance has not been corrected or remedied to the satisfaction of such Government Authority or inspector. There are no circumstances or conditions involving Sellers or any Leased Real Estate that would reasonably be expected to result in any claim, investigation or Loss under or in connection with any Environmental Laws. Each Seller has heretofore delivered to Buyer true and complete copies of all reports, surveys or evaluations of, or with respect to, the environmental condition of any Leased Real Estate that are in Sellers' possession or that were prepared during the Sellers' possession of such Leased Real Estate.

            Section 3.16. Fees and Expenses. Other than as is payable by the Company and not by Buyer and is not and will not result in any or increase any Assumed Liability, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its subsidiaries. No such engagement letters obligate the Access Business or the owner of the Assets to continue to use the services of any broker, investment banker, financial advisor or other person or pay fees or expenses in connection with any future transaction.

            Section 3.17. Disinterested Director and Special Committee Approval and Recommendation. The Disinterested Directors, based on the recommendation of the Special Committee, unanimously have (i) determined that, in light of the Company's deteriorating financial and operating condition, it is necessary and urgent that the Company and its subsidiaries file petitions for relief under the Bankruptcy Code, (ii) determined that an immediate sale of the Assets pursuant to Section 363 of the Bankruptcy Code must be pursued to prevent deterioration of the value of the Company's assets, and therefore preserve the value available to the creditors and stockholders of the Company and its subsidiaries, and (iii) determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of those persons to whom the directors owe fiduciary duties under applicable law and approved this Agreement and the transactions contemplated hereby.

            Section 3.18. Disclosure Schedule . The Disclosure Schedule shall be reasonably organized into sections to correlate the disclosures to sections and subsections of this Agreement to which such disclosures relate. Any disclosure in one section shall be deemed disclosed in any other section only to the extent the applicability to such other section or section is reasonably apparent from the face of the disclosure. Any other provision of this Agreement to the contrary notwithstanding, nothing contained or disclosed in the Disclosure Schedule shall limit, modify, or be an exception to (i) the representation and warranty made in Section 3.6(b), any representation or warranty that contains or refers to a specific schedule other than the Disclosure Schedule.

                                   ARTICLE 4

                     Representations and Warranties of Buyer
                     ---------------------------------------

            Buyer hereby represents and warrants to Sellers as follows:

            Section 4.1. Incorporation; Authorization; Etc. Buyer is duly incorporated, validly existing and in good standing under the laws of New York. Buyer has full corporate power to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of Buyer's obligations hereunder have been duly and validly authorized by all necessary corporate proceedings on the part of Buyer and no other corporate or stockholder proceedings or actions on the part of Buyer or its Affiliates, or any of their partners, boards of directors or stockholders, as the case may be, are necessary therefor. The execution, delivery and performance of this Agreement will not (a) violate any provision of the charter or bylaws or similar organizational instrument of Buyer or any of its Affiliates, or (b) violate or conflict with any statute, rule or regulation applicable to Buyer, any of its Affiliates or any of their properties or assets or any other material restriction of any kind or character to which Buyer or any of its Affiliates is subject that would prohibit or make unlawful the Asset Purchase. This Agreement has been duly executed and delivered by Buyer, and, assuming the due execution hereof by Sellers, this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

            Section 4.2. Approvals, Other Authorizations. No Governmental Approval is required by or with respect to Buyer or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Buyer or the consummation by the Buyer of the transactions contemplated by this Agreement, except for (i) those that become applicable solely as a result of the specific regulatory status of any Seller or any of its Affiliates, (ii) where the failure to make, file, give or obtain any of them would not prohibit or make unlawful the consummation of the Asset Purchase, and (iii) the Governmental Approvals listed on Exhibit 4.2 (the approvals listed on such Exhibit, the "Required Buyer Governmental Approvals").

            Section 4.3. Brokers, Finders, Etc. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission from the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

            Section 4.4. Financing. Buyer has available sufficient financing to consummate the Asset Purchase in accordance with its terms and the terms of this Agreement.

                                   ARTICLE 5

                         Covenants of Sellers and Buyer
                         ------------------------------

            Section 5.1. Conduct of Business. During the period from the date of this Agreement to and through the Closing or earlier termination of this Agreement, the Company shall, and shall cause its subsidiaries to, carry on the Access Business in the ordinary course of business in conformity with all Applicable Laws and, to the extent consistent therewith, use all reasonable efforts to preserve the Access Business intact and preserve the good will of and relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with the Access Business, other than (except as otherwise provided for herein) any such persons having business dealings with the Access Business pursuant to a Contract that is not an Assumed Contract and other than any customer or distributor under any Distribution Agreement that has been rejected or terminated if and to the extent permitted by Section 5.4. Without limiting the generality of the foregoing, during the period from the date of this Agreement to and through the Closing, except as disclosed on
Schedule 5.1, the Company shall not, and shall not permit any of its subsidiaries to, without the prior written approval of Buyer (to the extent permitted by law):

            (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of the Company to its parent, (ii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (other than in connection with the exercise of Company Plan Options in accordance with the terms thereof as in effect on the date hereof, as contemplated by Section 6.6);

            (b) amend its articles of incorporation, bylaws or other comparable charter or organizational documents in any manner that is inconsistent with prompt consummation of the transactions contemplated hereby in accordance with the terms hereof or that could otherwise reasonably be expected to have a Material Adverse Effect;

            (c) amend, modify or waive any material provision of or fail to honor or enforce in any material respect the Transport Agreements, Supply Agreements, Collocation Agreements, Peering Agreements, Intellectual Property Licenses or Distribution Agreements or make any material change to the operations, services, or policies relating to customers or suppliers, except,
(i) such amendments or modifications as are necessary to permit the Company to comply with its obligation under Section 5.15(a) and will be of no effect from and after the Closing Date and (ii) in the case of Distribution Agreements, as otherwise permitted by Section 5.4(b);

            (d) other than as would not result in any Liability that would be or would increase an Assumed Liability as of or subsequent to the Closing, mortgage, pledge or subject to Encumbrances, any property, business or any of the Assets, held in connection with the Access Business; or lease, license, surrender, relinquish, sell, transfer, convey, assign or otherwise dispose of, or take any action in order to monetize, relinquish or part with, directly or indirectly, any Assets;

            (e) incur or permit to be incurred any Liability that would be or would increase an Assumed Liability as of or subsequent to the Closing;

            (f) [Reserved]

            (g) make or rescind any material tax election or take any material tax position (unless required by law) or file any Return or change its fiscal year or financial or tax accounting methods, policies or practices (except as required by changes in GAAP) or settle or compromise any material income tax liability, except, in the case of any such tax election, tax position, Return, financial or tax accounting method, tax accounting policy or tax accounting practice or tax liability, as would not reasonably be expected to affect the Buyer;

            (h) fail to replenish the Access Business's Inventories and supplies in a normal and customary manner consistent with its current practice;

            (i) institute, settle or agree to settle any litigation, Action or proceeding before any court or governmental body relating to the Access Business or the Assets, other than as would not reduce the value of any Asset, or result in any Liability that would be or would increase any Assumed Liability as of or subsequent to the Closing and does not contain any non-monetary terms that would be applicable to or otherwise affect the Assets, Assumed Liabilities or the Access Business after the Closing;

            (j) enter into any transaction, contract or commitment other than in the ordinary course of business or pay or agree to pay any legal, accounting, brokerage, finder's fee, Taxes or other expenses in connection with, or incur any severance pay obligations by reason of, this Agreement or the transactions contemplated hereby other than as would not reduce the value of any Asset or result in any Liability that would be or would increase any Assumed Liability as of or subsequent to the Closing;

            (k) no Seller shall establish or increase the benefits under, or promise to establish, modify or increase the benefits under, any agreement, plan or policy relating to employees or employment matters, including any Employee Benefit Plans or any consulting, severance, change in control or similar agreements, or otherwise increase the compensation payable to any directors, officers, or employees of such Seller, establish, adopt or enter into any collective bargaining agreement, except (i) in accordance with any non-discretionary terms of any such plans in effect as of the date of this Agreement, and (ii) for benefits and compensation payable to any directors, officers, or employees of such Seller, established, modified or increased after commencement of the Bankruptcy Cases in order to retain such directors, officers, or employees through the pendency of the Bankruptcy Cases in a manner that does not increase the base pay or non-discretionary bonus entitlement of any such individual;

            (l) other than to the extent permitted by clause (i) or (ii) of
Section 5.1(c), (i) abandon any rights under any of the Assumed Contracts, (ii) terminate, amend, modify or supplement the terms of any of the Assumed Contracts without the express written permission of Buyer, or (iii) act in any way otherwise than to continue to honor and perform the Assumed Contracts;

            (m) transfer or grant any rights under, or enter into any settlement regarding the breach or infringement of, any Assumed Intellectual Property or Intellectual Property subject to the Media IP License, or modified any existing rights with respect thereto;

            (n) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries that is inconsistent with prompt consummation of the transactions contemplated hereby in accordance with the terms hereof or could otherwise reasonably be expected to have a Material Adverse Effect;

            (o) make any acquisition, by means of merger, consolidation or otherwise, of any direct or indirect ownership interest in or assets comprising any business enterprise or operation;

            (p) except as would have no effect on or be enforceable against the Assets, the Access Business or the owner of the Assets or Access Business or its Affiliates from and after the Closing, enter into any agreement containing any provision or covenant limiting the ability of the Company or any of its subsidiaries to (i) sell any products or services of or to any other person, (ii) engage in any line of business or (iii) compete with or to obtain products or services from any person or limiting the ability of any person to provide products or services to the Company or any of its subsidiaries;

            (q) (i) take, or agree or commit to take, any action that would reasonably be expected to make any representation or warranty of the Sellers hereunder materially inaccurate in any respect at, or as of any time prior to, the Closing Date, (ii) omit, or agree or commit to omit, to take any commercially reasonable action reasonably likely to be necessary to prevent any such representation or warranty from being materially inaccurate in any respect at any such time, (iii) take, or agree or commit to take, any action that would reasonably be expected to result in, or is reasonably likely to result in, any of the conditions set forth in Article 8 not being satisfied, or (iv) omit, or agree or commit to omit, to take any commercially reasonable action if such omission would reasonably be expected to result in, or is reasonably likely to result in, any of the conditions set forth in Article 8 not being satisfied;

            (r) fail to maintain any Leased Real Estate under any Assumed Lease in its current condition, ordinary wear and tear excepted; or

            (s) authorize any of, or commit or agree to take any of, the foregoing actions.

            Section 5.2. Access to Information. (a) From the date hereof to and through the Closing, Sellers shall give Buyer, its counsel, financial advisors, auditors and other authorized representatives full access (during normal business hours and upon reasonable notice) to the offices, properties, officers, employees, accountants, auditors, counsel and other representatives, books and records of the Company and its subsidiaries, will furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial, operating and property related data and other information as such persons may request, and will instruct the Company's and its subsidiaries' employees, counsel and financial advisors to cooperate with Buyer in its investigation of the business of the Company and the subsidiaries including, without limitation, in connection with Buyer's obtaining title reports, surveys, environmental reports and similar reports or studies with respect to the Leased Real Estate, and will exercise all reasonable efforts to obtain from landlords such estoppel certificates as Buyer may request; provided that no investigation pursuant to this Section 5.2 shall affect any representation or warranty given by the Company hereunder. It is intended that Buyer will exercise its rights hereunder in a manner that does not interfere with Sellers' normal business operations and, at the request of the Seller, Buyer shall direct all inquiries and requests for information through one or more designated representatives of Seller; provided, however, that nothing in this sentence shall affect or reduce Buyer's rights under this Section 5.2(a), and any representatives designated by Sellers to respond to inquiries and requests shall respond and provide information or coordinate access on a timely basis. Information obtained in accordance with this paragraph (a) shall be held in confidence in accordance with the Confidentiality Agreement. In consultation with the Sellers, Buyer shall have a right to designate any of Buyer's employees or representatives as a transition team that, from and after the date that the Sale Procedures Order is entered, may work in a manner reasonably acceptable to Sellers from the Sellers' premises in order to facilitate an orderly transfer of the Assets to Buyer in accordance with the terms of this Agreement.

            (b) From the Closing Date through the date the Bankruptcy Cases are closed, Buyer shall give to the Company, its counsel, financial advisors, auditors and other authorized representatives full access (during normal business hours and upon reasonable notice) to the books and records of the Access Business to the extent such books and records relate to pre-Closing periods, and will furnish to the Company, its counsel, financial advisors, auditors and other authorized representatives such financial, operating and property-related data and other information relating to the Access Business, and relating solely to pre-Closing periods, as may be necessary for administration of the Bankruptcy Cases. It is intended that the Company will exercise its rights hereunder in a manner that does not interfere with Buyer's normal business operations (including operation of the Access Business), and, at the request of the Buyer, the Company shall direct all inquiries and requests for information through one or more designated representatives of Buyer; provided that nothing in this sentence shall affect or reduce Sellers' rights under this
Section 5.2(b), and any representatives designated by Buyer to respond to inquiries and requests shall respond and provide information or coordinate access on a timely basis. Information obtained in accordance with this paragraph
(b) shall be held in confidence in accordance with the Confidentiality
Agreement.

            Section 5.3. Regulatory Approvals; Reasonable Efforts; Notification; Consents. (a) Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with any Governmental Authority regarding any such filings or any such transaction. Neither party shall participate in any meeting with any Governmental Authority in respect of any such filings, investigation or other inquiry without giving the other party notice of the meeting and, to the extent permitted by such Governmental Authority, the opportunity to attend and participate.

            (b) Each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Asset Purchase and the other transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, Consents and approvals from Governmental Authorities and the making of all other necessary registrations and filings (including other filings with Governmental Authorities, if any), (ii) the obtaining of all necessary Consents, approvals or waivers from third parties, (iii) the preparation of the Bankruptcy Filings, any and all petitions, filings, notices, motions, certificates as may be necessary or desirable in connection with the Bankruptcy Cases, and (iv) the execution and delivery of any additional certificates, agreements, instruments, reports, schedules, statements, consents, documents and information necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

            (c) Neither Buyer nor any of its subsidiaries shall be required to
(A) divest, or cause or permit the Company or its subsidiaries or Affiliates to divest, any of their respective businesses, product lines or assets, (B) hold the Assets separately, or (C) take or agree to take any other actions or agree to any limitations that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or an adverse effect on the value, condition (financial or otherwise), prospects, business or results of operations or prospects of Buyer or its pre-Closing subsidiaries that would be material to an entity having assets, liabilities, revenues and earnings similar in amount to those of the Company, and (ii) Buyer shall not be required to waive any of the conditions to this Agreement set forth in Article 8.

            (d) The Company shall give prompt notice to Buyer of (i) upon any of Sellers becoming aware of any representation or warranty made by any of the Sellers contained in this Agreement becoming untrue or inaccurate in any material respect, (ii) the failure by any of Sellers to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement (iii) the receipt or issuance of any notice of termination (written or, to the knowledge of Sellers, oral) of any Assumed Contract or Assumed Lease the termination of which, individually or together with other Assumed Contracts and Assumed Leases with respect to which a termination notice has been received or issued, could reasonably be expected to have a Material Adverse Effect; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, including any right to indemnification hereunder. Buyer shall give prompt notice to the Company of (A) any representation or warranty made by Buyer contained in this Agreement becoming untrue or inaccurate in any material respect or (B) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, including any right to indemnification hereunder.

            (e) The Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Company, of:

            (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

            (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

            (iii) any Actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting it or any of its subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any provision of Article 3 or which relate to the consummation of the transactions contemplated by this Agreement.

            (f) (i) Subject to Applicable Law, including any fraudulent conveyance laws, Sellers agree to take any and all actions reasonably necessary to transfer to the Buyer all of the Assets that are located outside of the United States or owned or held by a Foreign Sub, including, if requested, the commencement of a foreign bankruptcy case and/or proceedings under Section 304 of the Bankruptcy Code. With respect to any Assets held by any Foreign Sub incorporated in or organized under the laws of Canada or any of its provinces ("Canadian Assets"), the parties acknowledge that it may be necessary to cause the Canadian Assets to be transferred pursuant to a separate purchase or similar agreement, the closing of which could occur at a different time from the Closing; provided that (i) the parties hereto acknowledge that the Purchase Price includes the full consideration for any such Canadian Assets, and no consideration allocated to such Assets or provided for in any such separate purchase agreement shall increase or be in addition to the Purchase Price, and (ii) any such agreement shall not cause Buyer to assume or incur, and shall provide that Sellers shall indemnify and hold harmless Buyer for, any Liability that Buyer would not have incurred had such Canadian Assets been a part of the U.S. Assets, including, without limitation, being subject to the Bankruptcy Court Approval. The foregoing notwithstanding, Buyer agrees to bear 50% of the amount of any Transfer Taxes payable (net of any credit or refund obtained by the Buyer) as a result of the transfer of Canadian Assets. Sellers agree to use reasonable efforts to take steps to minimize such Transfer Taxes to the extent such steps are satisfactory to Buyer. If Sellers and Buyer jointly agree that the transfer of Canadian Assets qualifies for an exemption to any goods and services tax, they shall take all steps necessary to avail themselves of such exemption.

            (ii) The parties agree that if Sellers comply with this Section 5.3(f), no failure to effectuate such transfers will be a breach of this Agreement or will cause any reduction in the Purchase Price (other than relief of the Buyer's obligation to deliver any portion of the Purchase Price that represents the Canadian Purchase Price) nor give any claim by Buyer to indemnity hereunder for such failure.

            Section 5.4.  Planned Capital Expenditures.

            (a) Sellers agree to make all Planned Capital Expenditures in accordance with the Capital Expenditure Plan in all respects, including but not limited to timing, amount and purpose. The foregoing notwithstanding, other than with respect to AT&T or any of its subsidiaries or businesses, Sellers shall not be obligated to make Growth Capital Expenditures with respect to any particular customer in the event the Initial CapEx Period has passed and Buyer has failed to enter into a new distribution agreement or arrangement with such customer that replaces the existing Distribution Agreement in effect as of the date hereof with such customer (any such new agreement, a "New MSO Agreement"); provided that Sellers' obligation to make Growth Capital Expenditures with respect to a particular customer shall be reinstated in the event that a New MSO Agreement is subsequently entered into between such customer and the Company and/or Buyer prior to the end of the Second Capex Period. For the avoidance of doubt, a New MSO Agreement will be deemed to have been "entered" when executed, even if it does not take effect until the period after the Closing Date. With respect to AT&T or any of its subsidiaries or businesses, the Sellers agree to continue to make Growth Capital Expenditures until the Closing Date.

            (b) If the Initial Capex Period expires with no New MSO Agreement being entered into between a customer who is party to any particular Distribution Agreement and Buyer, then upon three days' notice to such customer, Sellers may file a pleading with the Bankruptcy Court setting forth the Sellers' intent to reject after thirty days such particular Distribution Agreement. During the period beginning on the date after the expiration of the Initial CapEx Period and ending on the date that is 33 days later (the "Second Capex Period"), Buyer and/or Sellers may elect to continue to seek a New MSO Agreement with such customer. If any New MSO Agreement is entered into during this period, Buyer agrees to disclose the terms of such New MSO Agreement to the Company, and to disclose it publicly or to the Bankruptcy Court to the extent required by Applicable Law. If no such agreement is reached during this period, Seller may elect to proceed with the hearing to seek rejection of the Distribution Agreement (and any applicable Service Level Agreement), and, after the expiration of the Second Capex Period, reject or terminate such Distribution Agreement and, from and after the effectiveness of such rejection or termination, shall have no obligation under this Agreement to comply with such Service Level Agreement of the Distribution Agreement. Sellers agree that no termination or rejection of any Distribution Agreement as to which AT&T or any of its subsidiaries or businesses is the customer shall be effective prior to the Closing Date.

            (c) If Actual Capital Expenditures are less than Planned Capital Expenditures required to be paid by Sellers (adjusted to account for any Planned Capital Expenditures the Sellers become entitled not to make if and to the extent permitted by Section 5.4(a) or 5.4(b)), then the Purchase Price shall be reduced by the difference between those two amounts.

            (d) Sellers shall not make any Post-105 Capital Expenditures without Buyer's prior written consent. However, if requested by Buyer, Sellers agree to make all Post-105 Capital Expenditures; provided that the Purchase Price shall be increased by the amount of any Post-105 Capital Expenditures.

            (e) Sellers agree to submit to the Company on a monthly basis, by 5 p.m. E.S.T. on the second Business Day of every calendar month, a written report (i) detailing all capital expenditures made (A) during the period from the date of the most previously delivered report, and (B) in total from the date hereof through the end of the week month preceding delivery of such report, and
(ii) setting forth any deviations from the Planned Capital Expenditures. The foregoing notwithstanding, the Company shall make commercially reasonable efforts to provide such written reports on a weekly basis.

            (f) "Capital Expenditure Plan" means the Capital Expenditure Plan agreed to by the parties and attached hereto as Schedule 5.4(a).

            Section 5.5. Cure of Defaults. (a) Subject to Bankruptcy Court Approval, the Sellers shall, on or prior to the Closing, cure any and all defaults and breaches under and satisfy any Liability or obligation arising from or relating to pre-Closing periods under the Assumed Contracts so that such Assumed Contracts may be assumed by the Filing Sellers and assigned to the Buyer in accordance with the provisions of Section 365 of the Bankruptcy Code and this Agreement (including, without limitation, Section 2.3 hereof). Each Filing Seller agrees that it will promptly take such actions as are reasonably necessary or desirable to obtain a Final Order of the Bankruptcy Court assuming and assigning to Buyer the contracts to be assigned to Buyer pursuant hereto.

            (b) Anything herein to the contrary notwithstanding, Seller shall set aside, from the Purchase Price, an amount sufficient to pay all trade payables for delivery of goods and services used in the operation of the Access Business after the commencement of the Bankruptcy Cases that arise under an Assumed Contract, relate to the period from the effective date of the applicable Cure Amount determination to the Closing Date and are not Assumed Liabilities.

            Section 5.6. Bankruptcy Filings, Covenants and Agreements. (a) Not later than the close of business on the Filing Date, each of the Filing Sellers shall file with the

Bankruptcy Court a petition for relief under Section 301 of the Bankruptcy Code. Not later than the close of business on the first Business Day following the Filing Date, each of the Filing Sellers shall file with the Bankruptcy Court applications or motions seeking approval of the Sale Procedures Order and an Cure Procedures Order and seeking hearings on the Cure Procedures Order and the Sale Procedures Order not later than the date 30 days after the Filing Date. Not later than the close of business on the fourth Business Day following the Filing Date, each of the Filing Sellers shall file with the Bankruptcy Court applications or motions seeking that the Bankruptcy Court enter the order that shall be the Bankruptcy Court Approval (the "Sale Motion"). Each application or motion referred to in this paragraph shall be reasonably satisfactory in form and substance to Buyer. The petitions, motions and filings referred to in this
Section 5.6(a), shall be deemed the "Bankruptcy Filings," and the proceedings initiated by the filing of the Bankruptcy Filings, together with all related proceedings, shall be deemed the "Bankruptcy Cases."

            (b) Buyer agrees that it will promptly take such actions as are reasonably requested by Filing Sellers, on behalf of the Filing Sellers, to assist in obtaining Bankruptcy Court Approval, including without limitation, furnishing affidavits or other documents or information for filing with the Bankruptcy Court for purposes, among others, of providing necessary assurances of performance by Buyer under the Agreements and demonstrating that Buyer is a "good faith" Buyer under section 363(m) of the Bankruptcy Code. In the event the order granting Bankruptcy Court Approval shall be appealed, Filing Sellers shall use all reasonable efforts to defend such appeal.

            (c) Buyer and Sellers agree that none of them will retain or request that the Bankruptcy Court appoint a trustee, examiner or any other person of similar capacity to administer or oversee the Company or any part of the Access Business.

            (d) Other than in connection with the Auction in accordance with Rule 363 under the Bankruptcy Code, Sellers agree that prior to the earlier of the Closing or the termination of this Agreement in accordance with its terms, none of them or any of their officers, directors, employees, attorneys, investment bankers, accountants or other agents or representatives shall, as an alternative to the Auction process, solicit any inquiries, proposals, offers or bids from any person or entity other than Buyer relating to the Assets, the Access Business or the capital stock of any Seller or otherwise take any affirmative action to cause, promote or assist the purchase of the Assets, Access Business or such capital stock by a third party or the recapitalization or restructuring of the Company or the Access Business as an alternative to the Auction.

            (e) Sellers agree that until termination of this Agreement in accordance with its terms, Sellers will not negotiate or enter into any agreement for the sale of all or any portion of the Assets, Access Business or capital stock of any Seller.

            Section 5.7. New Contracts. From the date of this Agreement through the date Bankruptcy Court Approval is received, no Seller shall enter into any New Contract unless such New Contract would not be, give rise to or increase an Asset or Assumed Liability as of or subsequent to the Closing without the express written Consent of Buyer in accordance with the provisions of this
Section 5.7. In the event any Seller shall enter into any New Contract, such

Seller shall deliver a copy of such New Contract to Buyer not later than the second Business Day following the date such New Contract is entered into. Any such New Contract shall be an Excluded Asset (and any Liability or obligations arising thereunder shall be Excluded Liabilities), unless prior to the Closing Buyer shall have delivered written notice to the Company (each, an "New Contract Consent") stating that such New Contract shall be an Assumed Contract (assuming Sellers have complied with Section 5.5 with respect thereto as of the Closing). From the date Bankruptcy Court Approval is received through the Closing Date, without the prior written Consent of Buyer, no Seller shall enter into any New Contract. The term "New Contract" means any Contract entered after the date of this Agreement that is (x) of the type referred to in clauses (i) - (ix) of
Section 3.12(a), (y) of the type referred to in clause (7) of the definition of Assumed Contract or (z) any other agreement entered after the date of this Agreement that is material to the Access Business or the entering into of which, or the loss of which after its execution, could reasonably be expected to have a Material Adverse Effect.

            Section 5.8. Sellers' Use of @Home and @Work Names. Each Seller covenants that at the Closing, or as soon thereafter as is practicable (but in no event later than the tenth day after the Closing Date), it will not use any name, mark, service mark, slogan, logo, trade name or trademark incorporating "At Home," "@Home," "At Work" or "@Work" in any business activity except as is necessary or convenient for the administration of the Bankruptcy Cases.

            Section 5.9. Transitional Excite License. At the Closing, Sellers will grant to Buyer and its subsidiaries a personal, irrevocable, non-exclusive, non-transferable, non-assignable, fully paid-up, worldwide royalty-free limited right to use any name, mark, service mark, slogan, logo, trade name or trademark incorporating "Excite" including any goodwill associated therewith, in connection with the Access Business for a term of six months, provided that such license shall be subject to any rights of licensees under licenses existing on the date hereof relating to the "Excite" name and mark granted by Sellers to any of the Sellers' international joint ventures (the "Transitional Excite License").

            Section 5.10. Assignment of Certain Rights. From and after the date hereof, each Seller shall not enter into any Protective Agreement that is not freely assignable to Buyer upon consummation of the Asset Purchase, either in full or with respect to the Access Business, the Assets and Assumed Liability, effective as of the Closing Date.

            Section 5.11. Public Announcements and Correspondence. Buyer and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release, court filing or pleading or other public statements with respect to the transactions contemplated by this Agreement, including the Asset Purchase and the Bankruptcy Cases, and shall not issue any such press release or make any such public statement prior to such consultation and, in the case of statements by the Company, without the prior approval of Buyer, in each case except as may be required by Applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or with The Nasdaq Stock Market. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form previously agreed to by the parties. Sellers agree that any communications with Buyer's customers shall be in form and substance reasonably acceptable to Buyer. Buyer and each Seller shall cause its employees, officers and directors to comply with this Section 5.11.

            Section 5.12. Confidentiality. After the Closing, Sellers shall, and shall use commercially reasonable efforts to cause their current and future employees, officers, directors, agents and advisors to, maintain the confidentiality of all non-public information with respect to the Assets, the Assumed Contracts, the Assumed Leases and the Assumed Liabilities.

            Section 5.13. Further Assurances. Sellers and Buyer agree that, from time to time, whether before, at or after the Closing Date, each of them will, and will cause their respective Affiliates to, execute and deliver such further instruments of conveyance and transfer and take such other action as may be reasonably requested to carry out the purposes and intents of this Agreement, including the purchase of the Assets by Buyer and the assumption of the Assumed Contracts, the Assumed Leases and the Assumed Liabilities by Buyer.

            Section 5.14. [Reserved]

            Section 5.15. Service Continuity. (a) Subject to Section 5.4(b), Sellers' shall continue to honor and perform all obligations under each of the Distribution Agreements, and will at all times meet or exceed all of the Performance Standards which must be met for Sellers to avoid incurring any penalties under the Service Level Agreements in effect with respect to each of Comcast Corporation and Cox Communications, Inc. as if such Service Level Agreements were in effect as to all of Sellers' customer relationships and Distribution Agreements (except that for Rogers Cablesystem Limited and Shaw Cablesystem, the Performance Standards relating to customer care shall not apply); provided that any failure to so meet or exceed any such parameters shall be excused solely to the extent that such failure is due to the failure to expend the Growth Capital Expenditures with respect to any customer at any time during which Sellers are permitted or entitled to not spend such Growth Capital Expenditures with respect to such customer pursuant to Section 5.4(a).

            (b) Sellers agree to submit on a weekly basis to the Company, by 5 p.m. E.S.T. Tuesday of each week, any performance reports with respect to the Performance Standards produced or received during the preceding week Until the Closing, Sellers agree to generate and produce any performance reports as may be required by the Service Level Agreements or that are of the type ordinarily produced in the Company's ordinary course of business.

            Section 5.16. @Work Customers. In the event that, after the Closing, Buyer wishes to terminate service to any customers of Sellers, Buyer shall do so in compliance with Applicable Laws.

            Section 5.17. Change in Terms; New MSO Agreements. (a) In the event that after the date hereof but on or before the expiration of the Second Capex Period, the Buyer (or Buyer and Seller) enters into a New MSO Agreement or other arrangement, which provides for the provision of service to such customer during the period prior to the Closing Date, with a customer (other than AT&T or any of its Subsidiaries) of the @Home service that is a party to a Distribution Agreement, then:

            (i) subject to clauses (ii) and (iii) below, Sellers hereby agree to be bound by and subject to the terms and provisions of and provide service under any such New MSO Agreement, during the period from the effectiveness of such New MSO Agreement through the Closing Date, in accordance with any capital expenditure requirements and with the service level standards provided for therein; provided that the Company's consent is required to any term of any such New MSO Agreement that increases any non-economic obligation of Sellers relative to the relevant existing Distribution Agreement; provided, however, that with respect to any such increase that is not material, such consent shall not be withheld or delayed unreasonably;

            (ii) if the economic terms of such New MSO Agreement, taken as a whole, are less favorable to the Sellers than the existing Distribution Agreement for the period between the effective date of the New MSO Agreement and the Closing Date or earlier termination of this Agreement, the Buyer shall, during the period from the effective date of such New MSO Agreement to the Closing Date or earlier termination of this Agreement, make such payments, or cause such payments to be made, to the Sellers, such that Sellers receive an economically equivalent outcome under the New MSO Agreement or new arrangement as they would have received under the terms of the existing Distribution Agreement assuming Sellers comply with the obligations of the service provider under such New MSO Agreement, as provided for in clause (i) above; provided that any such payments shall be subject to compliance by Sellers with their obligations with respect to such New MSO Agreement as provided for in clause (i) above; and

            (iii) any other provision of this Agreement notwithstanding, if a New MSO Agreement is entered into and Sellers are obligated to perform under it in accordance with clause (i) above: then any other obligation of Sellers under this Agreement to make capital expenditures or to maintain service levels with respect to the customer whose Distribution Agreement was replaced by the New MSO Agreement shall be deemed to be satisfied if Sellers make capital expenditures and maintain service levels as and to the extent provided for in the New MSO Agreement.

            Section 5.18. Buyer Telecommunication Services. Buyer shall provide telecommunications services (other than those that are the subject of the Capacity Agreement, which shall continue to be governed by the terms of the Capacity Agreement) to Sellers on terms customary as between the parties provided that Sellers are current in their payment, have provided reasonably satisfactory assurances of payment for such services and are paying Buyer for such services on terms no less favorable to Buyer than those afforded other post-petition suppliers to the Sellers.


                                    ARTICLE 6

                         Employers and Employee Benefits
                         -------------------------------

            Section 6.1. Employment of Sellers' Employees. (a) Each Seller shall use its reasonable efforts, and shall cause its Affiliates to use their reasonable efforts, to retain all

Subject Employees, and to maintain in good standing through the Closing all relationships and agreements with Consultants, in each case from the date hereof through the Closing Date and to assist Buyer in hiring the Employees offered employment pursuant to Section 6.1(b); provided, that the foregoing shall not require that the Seller or any of its Affiliates offer any compensation or other incentives in addition to the compensation and benefits being provided or required to be provided as of the date of this Agreement. Subject to Applicable Law, Sellers have delivered to Buyer a written notice (hereinafter referred to as "Schedule 6.1(a)") setting forth a list of all the Employees and Former Employees, with relevant details of their employment, including their position, job description, level, whether the Employee is or Former Employee was exempt or non-exempt, work location, home address, annual base salary or wage rate, most recent annual bonus, date of hire, and whether any given Employee is an Inactive Employee. Schedule 6.1(a) shall be updated at least each week, and a final updated list shall be provided on the Closing Date.

            (b) Following the later of the date of entry of the Sales Procedure Order and the date of Sellers' delivery of Schedule 6.1(a), the Buyer shall use commercially reasonable efforts to provide to the Company, within thirty (30) Business Days of such later date, a written list of not more than 1400 Employees who are then employed by Sellers (by name or by category) that the Buyer would like to hire as of the Closing Date (such list the "Retainee List"). Sellers agree that the Buyer retains sole and complete discretion with respect to which Employees the Buyer shall offer employment. The time at which the employment by the Buyer or one of its Affiliates of each such Subject Employee who is not an Inactive Employee as of the Closing and who accepts such offer of employment shall become effective (the "Effective Time of Employment") shall be the Closing. A Subject Employee who is an Inactive Employee as of the Closing shall become employed by the Buyer provided such Subject Employee returns to active status and reports to work with Buyer or its Affiliate, as applicable, immediately following the earlier of (i) the conclusion of his or her disability or leave of absence or (ii) date which is one hundred eighty (180) days following the Closing Date. The Effective Time of Employment of any such Inactive Employee shall be the date he or she returns to active status as provided in the preceding sentence. Each Subject Employee who is employed by Sellers immediately before the Closing and becomes employed by Buyer or one of its Affiliates in accordance with this paragraph shall be considered a "Transitioned Employee" from and after his or her Effective Time of Employment. The Sellers shall be responsible for any notification and liability under the Worker Adjustment and Retraining Notification Act or similar state law ("WARN") relating to any termination of any of the Sellers' employees occurring on or after the date of this Agreement, and shall at the request of Buyer provide any notifications under WARN requested by the Buyer within five (5) Business Days of such request; provided that Buyer shall use commercially reasonable efforts to assist the Sellers in identifying the Employees to whom any WARN notices may be required to be given, as and to the extent Buyer makes its determinations of which Employees it will offer to hire, and at the request of the Buyer, the Sellers shall notify Employees to whom Buyer intends to make offers of employment of Buyer's intent notwithstanding that a WARN notice has been or will be provided to such Employees. Sellers shall indemnify and hold Buyer harmless from any and all damages, liabilities, claims or expenses incurred by Buyer as a result of the failure of any Seller to comply with any of the requirements of WARN, including applicable notice requirements. Sellers will provide Buyer with copies of all notices to be given to Employees regarding the Asset Purchase as promptly as practicable (and in the case of notices required by WARN or other statutes, at least five (5) Business Days in advance of giving such notice to Employees).

            (c) [Reserved]

            (d) From the date hereof through the Closing, Sellers shall permit Buyer to communicate with the Employees and Consultants, at reasonable times and upon reasonable notice, concerning Buyer's plans, operations, business, customer relations and general personnel matters and to interview the Employees and Consultants and review the personnel records and such other information concerning the Employees and Consultants as Buyer may reasonably request (subject to obtaining any legally required written permission of any affected Employee or Consultant and to other applicable law), provided that such contacts shall be conducted in a manner that is reasonably acceptable to Sellers.

            (e) In the event the employment with Buyer and its Affiliates of any Transitioned Employee is involuntarily terminated (other than for cause) during the first 180 days after the Closing, such Transitioned Employee shall receive a severance benefit equal to a number of weeks' base pay calculated in accordance with the schedule of benefits set forth in Exhibit 6.1(e), taking into account such Transitioned Employee's Prior Service and service with Buyer and its Affiliates from and after the Closing. Thereafter, each Transitioned Employee who remains employed by Buyer or any of its Affiliates shall be eligible to participate in the applicable severance pay plan of Buyer and its Affiliates, and benefits payable under the terms of such plan shall be based on such Transitioned Employee's actual service with Buyer from and after the Closing. Except as specifically provided above in this Section 6.1(e), Sellers shall be solely responsible for any and all Liabilities relating to or arising in connection with any actual, constructive or deemed termination of employment (including without limitation severance or separation pay or benefits or other similar compensation or benefits under any applicable law, regulation or Employee Benefit Plan) (i) to or with respect to any Employee other than a Transitioned Employee, whether as a result of the consummation of the transactions contemplated hereby or otherwise, and whether before, on or after the Closing Date, or (ii) to any Transitioned Employee as a result of (A) the consummation of the transaction contemplated hereby, (B) any event occurring before the Closing or (C) any action or failure to act of Sellers. Except as provided in Section 6.2(c), Buyer shall be solely responsible for any and all Liabilities relating to or arising in connection with any actual, constructive or deemed termination of employment of any Transitioned Employee with Buyer and its Affiliates after such Transitioned Employee's Effective Time of Employment.

            Section 6.2. Employee Benefits Generally for Transitioned Employees.
(a) For a period of not less than one year following the Closing, Buyer shall provide, and shall cause its Affiliates to provide, employee benefit plans and arrangements (other than severance benefits during the 180-day period provided for in Section 6.1(e)) to Transitioned Employees that are substantially comparable in the aggregate to the benefits provided to similarly situated employees of Buyer and its Affiliates.

            (b) As soon as practicable after the date of this Agreement, but in any event before the Closing, Sellers shall prepare, subject to Buyer's approval (which shall not be unreasonably withheld), a schedule setting forth, for each Employee listed on Schedule 6.1(a), such Employee's length of service with Sellers and their Affiliates before the Closing (such scheduled service, "Prior Service"). Following the Closing, Buyer and its Affiliates shall recognize each Transitioned Employee's Prior Service
(i) for purposes of determining eligibility to participate in and vesting, under any qualified savings, or profit-sharing plans in which Transitioned Employees may participate, but not for purposes vesting or benefit accruals in any defined benefit pension plan in which Transitioned Employees may participate, and (ii) for purposes of determining eligibility to participate in, and the schedule of benefits provided by any group health plans, vacation and other paid time off plans and policies and other welfare benefit plans established or maintained by Buyer and its Affiliates on or after the Closing Date, but not for purposes of the schedule of benefits under severance or disability plans of Buyer and its Affiliates; provided however, that for the balance of calendar year in which the Closing Date occurs, each Transitioned Employee shall be entitled to at least the amount of vacation, sick leave, personal days and similar time off for which they are eligible (and which remains unused) under Sellers' vacation policy in effect immediately prior to the Closing, and for all subsequent years, shall be entitled to the amount of vacation as determined under the applicable vacation and paid time off policy of Buyer and its Affiliates, based on such Transitioned Employee's Prior Service.

            (c) Without limiting the generality of any other provision of this
Article 6, Sellers shall remain solely responsible for any and all Liabilities relating to or arising in connection with the Employee Benefit Plans, whether arising before, on or after the Closing Date.

            Section 6.3. Welfare and Fringe Benefit Plans. (a) Buyer shall provide, or cause its Affiliates to provide, the Transitioned Employees, during their employment by Buyer or its Affiliates, and their eligible dependents and beneficiaries, Welfare Benefits under any plans, programs, policies or arrangements established or maintained by Buyer for such persons ("Buyer's Welfare Plans") for claims incurred after the Closing Date, subject to the terms of Buyer's Welfare Plans maintained in accordance with Section 6.2(a).

            (b) From and after the Closing Date, Sellers shall remain solely responsible for any and all Liabilities relating to or arising in connection with (i) the requirements of Section 4980B of the Code to provide continuation of health care coverage under any Plan in respect of (A) Employees who are not Transitioned Employees, and their beneficiaries and dependents, and (B) Transitioned Employees and their beneficiaries and dependents arising as a result of qualifying events that occur on or before the Transitioned Employee's Effective Time of Employment, and (ii) claims for Welfare Benefits incurred by Transitioned Employees and their beneficiaries and dependents before the Transitioned Employee's Effective Time of Employment. Buyer shall be responsible for any and all Liabilities relating to or arising in connection with (i) the requirements of Section 4980B of the Code to provide continuation of health care coverage in respect of Transitioned Employees and their beneficiaries and dependents arising as a result of qualifying events after the Transitioned Employee's Effective Time of Employment, and (ii) claims for Welfare Benefits incurred by Transitioned Employees and their beneficiaries and dependents after the Transitioned Employee's Effective Time of Employment.

            (c) For purposes of this Agreement, the following claims and Liabilities shall be deemed to be incurred as follows: (i) life, accidental death and dismemberment and business travel accident insurance benefits, upon the death, disability or accident giving rise to such benefits; (ii) salary continuation or other short-term disability benefits, or long-term disability, upon satisfaction of the conditions set forth in the respective plan or program giving rise to such benefit; (iii) hospital-provided health, dental, prescription drug or other benefits, which become payable with respect to any continuous period of hospital confinement, upon commencement of such confinement; and (iv) health, dental and/or prescription drug benefits, upon provision of such services, materials or supplies.

            Section 6.4. Workers' Compensation. (a) From and after the Closing
Date: (i) Sellers shall remain solely responsible for any and all Liabilities relating to or arising in connection with any and all claims for workers' compensation benefits (A) incurred by or in respect of any Employee who is not a Transitioned Employee on, prior to or after the Transitioned Employee's Effective Date of Employment, and (B) incurred by or in respect of Transitioned Employees on or before the Transitioned Employee's Effective Date of Employment and (ii) Buyer shall be solely responsible for any and all Liabilities to or in respect of any Transitioned Employee relating to or arising in connection with any and all claims for workers' compensation benefits incurred after the Transitioned Employee's Effective Date of Employment.

            (b) For purposes of this Section 6.4, a claim for workers' compensation benefits shall be deemed to be incurred when the first event giving rise to the claim occurs.

            Section 6.5. [Reserved]

            Section 6.6. Stock Options and Stock Plans. In accordance with
Section 18.1 of the 1997 Equity Incentive Plan, Section 18.1 of the 2000 Equity Incentive Plan, Section 16.1 of the Incentive Stock Option Plan, Section 16.1 of the Incentive Stock Option Plan No. 2 and Section 14 of the Employee Stock Purchase Plan, Sellers and Buyer agree that neither Buyer nor any of its Affiliates shall assume the options or other awards issued or granted pursuant to any of the 1997 Equity Incentive Plan, the 2000 Equity Incentive Plan, the Incentive Stock Option Plan, the Incentive Stock Option Plan No. 2 or the Employee Stock Purchase Plan (the "Company Plan Options").

                                    ARTICLE 7

                                   Tax Matters
                                   -----------

            Section 7.1. Tax Representations. None of the Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code. None of the Assets is a lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954. There are no liens for Taxes (except liens for Taxes not yet due) and no claims for Taxes have been asserted in writing with respect to the Assets, the Assumed Liabilities or the Access Business. Each Seller has withheld or paid all Taxes required to be withheld or paid by them with respect to the Access Business, the Assets or the Assumed Liabilities. No Tax is required to be withheld pursuant to Section 1445 of the Code in connection with the transactions contemplated by this Agreement.

            Section 7.2. Tax Matters. (a) All real and personal property transfer, documentary, sales, use, registration, value-added and other similar Taxes (including interest, penalties and additions to Tax) incurred in connection with the transactions contemplated by this Agreement ("Transfer Taxes") shall be borne by Sellers.

            (b) Each Seller that is a "domestic corporation" within the meaning of Sections 7701(a)(3) and (4) of the Code and Section 1.897-1(j) of the applicable Treasury regulations (a "Domestic Corporation") shall deliver to Buyer at Closing an affidavit (a "FIRPTA Affidavit"), in form and substance reasonably satisfactory to Buyer, duly executed and acknowledged, certifying that such Seller is a Domestic Corporation. Sellers shall deliver to Buyer at Closing an affidavit, in form and substance reasonably satisfactory to Buyer, duly executed and acknowledged, certifying, for purposes of Section 897 of the Code, that each Asset that is a United States real property interest within the meaning of Section 897(c) of the Code is and has been held by, and will be transferred to the Buyer by, a Domestic Corporation.

            (c) Buyer and Sellers shall, and shall cause their respective Affiliates to, cooperate with respect to Tax matters.

            (d) In the case of any Return with respect to a Straddle Period required to be filed by Buyer after the Closing Date, Sellers shall pay Buyer the amount of any Excluded Tax that is or would be payable with respect to such Return at least five Business Days prior to the earlier of the date such Return is required to be filed or payment is due.

                                    ARTICLE 8

                    Conditions to Buyer's Obligation to Close
                    -----------------------------------------

            Buyer's obligation to consummate the Asset Purchase shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions (each of which may be waived, in whole or in part, by Buyer, in its sole discretion, to the extent permitted by Applicable Law):

            Section 8.1. Representations, Warranties and Covenants of Sellers.
(i) Each Seller shall have performed in all material respects its covenants and agreements under this Agreement, except for those covenants and agreements contained in Section 5.15, which each Seller shall have substantially performed in all respects, and (ii) the representations and warranties of such Seller set forth in this Agreement that are qualified as to "materiality," "Material Adverse Effect" or similar term shall be true and correct when made and at and as of the Closing as if made at and as of such time (except for representations and warranties that are expressly made as of a specific time, which shall be true and correct only as of such time), and the representations and warranties set forth in this Agreement that are not so qualified shall be true and correct in all material respects when made and at and as of the Closing as if made at and as of such time (except for representations and warranties that are expressly made as of a specific time, which shall be true and correct in all material respects only as of such time); and Buyer shall have received a certificate of the Chief Executive Officer or a Vice President of each such Seller to that effect.

            Section 8.2. Required Governmental Approvals; Consents . (a) Sellers shall have obtained and shall have delivered to Buyer copies of (i) all Required Seller Governmental Approvals, and (ii) all Consents as are necessary in order to consummate the Asset Purchase, including all those as may be material and necessary in order to obtain the benefit of the Assumed Contracts, the Assumed Intellectual Property and the Assumed Leases.

            (b) All Required Buyer Governmental Approvals and all Required Seller Governmental Approvals shall have been made or granted without limitation, restriction or condition, except where the failure to have obtained such Required Buyer Governmental Approval, or where any limitation, restriction or condition thereon, would not have a Material Adverse Effect (or an effect on Buyer and its subsidiaries that, were such effect applied to the Company and its subsidiaries, would constitute a Material Adverse Effect).

            Section 8.3. No Material Adverse Effect. No event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist since the date hereof that, individually or in the aggregate, has constituted or resulted in, or would reasonably be expected to constitute or result in, a Material Adverse Effect.

            Section 8.4. No Injunction or Action. No statute, rule, regulation, executive order, decree, ruling, or preliminary or permanent injunction shall have been enacted, entered, promulgated, or enforced by any U.S. federal or state court or Governmental Authority that prohibits, restrains, enjoins, or restricts the consummation of the Asset Purchase that has not been withdrawn or terminated; and no Action shall have been commenced or threatened in writing by or before any Governmental Authority or arbitral body against the Buyer or any Seller, seeking to prevent, prohibit or make illegal or materially and adversely alter the Asset Purchase or which would result in a Material Adverse Effect; provided, however, that the provisions of this Section 8.4 shall not apply to any party hereto that has, directly or indirectly, solicited or encouraged any such Action.

            Section 8.5. Bankruptcy Court Related Conditions. (a) The Bankruptcy Court shall have entered an order or orders (the "Bankruptcy Court Approval") substantially in the form set forth in Exhibit 8.5 hereto which, among other things, (i) approves, pursuant to Section 363(b) of the Bankruptcy Code, (A) the execution, delivery and performance by Sellers of this Agreement, including each and every term and condition hereof, and the other instruments and agreements contemplated hereby, (B) the sale of the Assets to Buyer on the terms set forth herein and (C) the performance by Sellers of their respective obligations under this Agreement; (ii) authorizes and directs the Sellers to assume and assign to Buyer the Assumed Contracts to be assigned to Buyer pursuant hereto, and (iii) finds that Buyer is a "good faith" Buyer within the meaning of Section 363(m) of the Bankruptcy Code. The Bankruptcy Court Approval shall have become a Final Order.

            (b) Sellers shall have delivered to Buyer (i) a certified copy of the order providing for Bankruptcy Court Approval, and (ii) copies of all affidavits of service of Sellers' motion seeking Bankruptcy Court Approval or notice of such motion filed by or on behalf of Sellers in the Bankruptcy Cases.

            (c) The Sales Procedures Order and the Cure Procedures Order shall each be entered by the Bankruptcy Court and shall have become Final Orders.

            Section 8.6. Assumed Contracts. All of the Assumed Contracts shall
(i) other than for such failures as would not have, individually or in the aggregate, a Material Adverse Effect, (A) be in full force and effect, and (B) be assignable to and assumable by Buyer without Consent of any other party thereto, or consent to assignment to and assumption by Buyer shall have been obtained with respect thereto, and (ii) have had breaches and defaults thereunder cured, if necessary, in accordance with Section 5.5 hereof.

            Section 8.7. Service Continuity. (i) Sellers shall have continued to honor and perform all obligations under each of the Distribution Agreements (other than, from and after the effective date of any such rejection or termination, Distribution Agreements that have been rejected or terminated if and to the extent permitted by Section 5.4 hereof), (ii) Seller shall have substantially complied with its obligations under Section 5.15, and Buyer shall not be entitled to terminate this Agreement pursuant to Section 12.1(h). On the Closing Date, no Seller shall have a reasonable expectation that the condition set forth in the preceding sentence would not be satisfied as of the tenth day following Closing assuming the Access Business were operated as it is operated as of the Closing Date.

                                    ARTICLE 9

                   Conditions of Sellers' Obligation to Close
                   ------------------------------------------

            The obligation of Sellers to consummate the Asset Purchase shall be subject to the satisfaction on or prior to the Closing Date, of all of the following conditions (each of which may be waived, in whole or in part, solely by the Company, in its sole discretion, to the extent permitted by Applicable
Law):

            Section 9.1. Representations, Warranties and Covenants of Buyer. Buyer shall have performed in all material respects its covenants and agreements under this Agreement, and the representations and warranties of Buyer set forth in this Agreement that are qualified as to "materiality," "Material Adverse Effect" or similar term shall be true and correct when made at and as of the Closing as if made as at and as of such time, and the representations and warranties set forth in this Agreement that are not so qualified shall be true and correct in all material respects when made as at and as of the closing as if made at and as of such time; and the Company shall have received certificates of an officer of Buyer to that effect.

            Section 9.2. Required Governmental Approvals. (a) Buyer shall have obtained and shall have delivered to Sellers copies of all Required Buyer Governmental Approvals in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

            (a) All Required Seller Governmental Approvals shall have been made or granted.

            Section 9.3. No Injunction. No statute, rule, regulation, executive order, decree, ruling, or preliminary or permanent injunction shall have been enacted, entered, promulgated, or enforced by any U.S. federal or state court or Governmental Authority that prohibits, restrains, enjoins or restricts the consummation of the Asset Purchase that has not been withdrawn or terminated; and no Action shall have been commenced or threatened in writing by or before any Governmental Authority or arbitral body against the Buyer or any Seller, seeking to prevent, prohibit or make illegal or materially and adversely alter the Asset Purchase or which would result in a Material Adverse Effect; provided, however, that the provisions of this Section 9.3 shall not apply to any party hereto that has, directly or indirectly, solicited or encouraged any such Action.

            Section 9.4. Bankruptcy Court Approval. The Bankruptcy Court shall have entered the Bankruptcy Court Approval.

                                   ARTICLE 10

                            Survival; Indemnification
                            -------------------------

            Section 10.1. Indemnification by Sellers. Sellers, jointly and severally, covenant and agree to indemnify and hold harmless Buyer, its officers, directors, employees, agents, advisers, representatives and Affiliates (collectively, the "Buyer Indemnitees") from and against, and pay or reimburse the Buyer Indemnitees for, any and all Losses, (a) as provided for in Section
7.2 and (b) resulting from or arising out of:

            (i) any inaccuracy of any representation or warranty made by any Seller herein or any certificate delivered pursuant to this Agreement and which survive the Closing;

            (ii) any failure of any Seller to perform any covenant or agreement hereunder or fulfill any other obligation in respect hereof;

            (iii) any Excluded Liabilities or Excluded Assets;

            (iv) any failure of any Seller to comply with any applicable bulk sales laws in connection with the transfer of Assets of Foreign Subs (unless any Losses thereunder arise as a result of Buyer's failure to satisfy the Assumed Liabilities);

            (v) any Excluded Taxes and any Transfer Taxes;

            (vi) any Non-Delivered Assets; and

            (vii) the operation of the Sellers' business by Sellers or Sellers' ownership, operation or use of the Assets on or prior to the Closing Date.

            Sellers' obligations under this Article 10 shall not be affected or reduced by any knowledge of the Buyer at or prior to the Closing of any breach by any of the Sellers of any representation, warranty, covenant or agreement, regardless of whether Buyer gave notice thereof to Seller, or vice versa, and regardless of whether Buyer elected to consummate the Asset Purchase despite such knowledge. As to indemnification for inaccuracies in the representations and warranties contained in this Agreement (other than those in Sections 3.1 and 3.2, as to which the following limitations shall not apply), Sellers shall not be required to indemnify the Buyer Indemnitees with respect to any unrelated claims which individually do not exceed $100,000 (provided that all Non-Delivered Assets shall be deemed to be related claims), and in any event shall not be required to indemnify the Buyer Indemnitees unless and until the aggregate amount of all claims against the Sellers with respect thereto exceeds 1% of the Purchase Price in the aggregate; provided, however, that, if such aggregate amount of such claims exceeds 1% of the Purchase Price, Sellers shall be obligated to pay the entire amount thereof. The aggregate liability of Sellers under Sections 10.1(b)(i), (ii) and (vi) shall not exceed the Purchase Price. The limits set forth in the preceding sentence shall not apply to intentional misrepresentations nor shall they apply to Losses under Sections 10.1(b)(iii),
(iv), (v) and (vii).

            Section 10.2. Indemnification by Buyer. Buyer covenants and agrees to indemnify and hold harmless each Seller, its officers, directors, employees, agents, advisers, representatives and Affiliates (collectively, the "Seller Indemnitees") from and against, and pay or reimburse the Seller Indemnitees for, any and all Losses resulting from or arising out of:

            (i) any inaccuracy in any representation or warranty by Buyer made or contained in this Agreement;

            (ii) any failure of Buyer to perform any covenant or agreement made or contained in this Agreement or fulfill any other obligation in respect thereof;

            (iii) the Assumed Liabilities;

            (iv) the operation of the Access Business by Buyer or Buyer's ownership, operation or use of the Assets on or after the Closing Date;

except, in the case of clauses (iii) and (iv), to the extent such Losses result from or arise out of the Excluded Liabilities or constitute Losses for which Sellers are required to indemnify the Buyer Indemnitees under Section 10.1.

            As to indemnification for inaccuracies in the representations and warranties contained in this Agreement, Buyer shall not be required to indemnify the Seller Indemnitees with respect to any unrelated claims which individually do not exceed $100,000, and in any event shall not be required to indemnify the Seller Indemnitees unless and until the aggregate amount of all claims against Buyer with respect thereto exceeds 1% of the Purchase Price in the aggregate; provided, however, that, if such aggregate amount of such claims exceeds 1% of the Purchase Price, Buyer shall be obligated to pay the entire amount thereof. The aggregate liability of Buyer under Sections 10.2(i) and (ii) shall not exceed the Purchase Price. The limits set forth in the preceding sentence shall not apply to intentional misrepresentations nor shall they apply to Losses under Sections 10.2(iii) and (iv).

            From and after the Closing Date, the indemnification rights provided in this Article 10 shall be Buyer's sole remedy for any breach of any representation, warranty or covenant contained in this Agreement.

            Section 10.3. Losses Net of Insurance, Etc. The amount of any loss, Liability, cost or expense ("Loss") for which indemnification is provided under this Article 10 shall be net of any amounts actually recovered or recoverable by the indemnified party under insurance policies with respect to such Loss, but shall not be net of any tax benefit or cost with respect thereto.

            Section 10.4. Termination of Indemnification. The obligations to indemnify and hold harmless any party (a) pursuant to clause (i) of each of Sections 10.1 and 10.2, shall terminate when the applicable representation or warranty terminates pursuant to Section 13.1 and (b) pursuant to the other clauses of Section 10.1 and 10.2 shall terminate at the expiration of the applicable statute of limitations; provided that the foregoing notwithstanding, all indemnification obligations pursuant to this Article 10 shall terminate on the later to occur of (x) the Disclosure Statement Hearing Date and (y) the first Business Day on or after the date that is the six-month anniversary of the Closing Date; provided, however, that no termination pursuant to this sentence, nor any termination of any survival period set forth in Section 13.1, shall affect, bar or limit any claim asserted prior to such termination, and any plan of reorganization for the Sellers in accordance with Chapter 11 of the Bankruptcy Code shall provide for the satisfaction of any such claim asserted prior to such termination that is ultimately determined to be a Loss that is indemnifiable by any Seller to any Buyer Indemnitee.

            Section 10.5. Indemnification Procedures. (a) Any Buyer Indemnitee or Seller Indemnitee entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding by any third party (a "Third Party Claim") with respect to which a claim for indemnification may be made pursuant to this Article 10, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this
Article 10, except to the extent the indemnifying party is actually materially prejudiced thereby, and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this
Article 10. In case any Third Party Claim is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that
(i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any Third Party Claim which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except, in the case of Buyer Indemnitees only, to the extent any such indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, which consent shall not be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party and (iii) does not include any injunctive or other non-monetary relief. Anything in the foregoing to the contrary notwithstanding, (1) notice given by Buyer to the Company shall constitute valid notice to all Seller Indemnitees, and (2) with respect to any Third Party Claim with respect to which more than one Seller Indemnitee is an indemnified party or potential indemnified party, all such Seller Indemnitees shall select a single Seller Indemnitee to act as representative for all such Seller Indemnitees with respect to such Third Party Claim, and (x) such representative shall be authorized to make authorizations and consents on behalf of each such Seller Indemnitee, and (y) Buyer shall, with respect to all matters relating to such Third Party Claim, be entitled to rely on the statements, authorizations and consents of such representative as being the statement, authorization or consent of each such Seller Indemnitee.

            (b) Anything to the contrary in this Section 10.5 notwithstanding:
(i) Buyer shall be entitled to assume and control the defense in all respects, including with respect to settlement, with counsel selected by Buyer, of any Third Party Claim for Taxes, which Third Party Claim for Taxes includes or could reasonably be expected to include a claim for both Excluded Taxes and Taxes that are Assumed Liabilities, (ii) Sellers shall facilitate such assumption and control by Buyer, which facilitation shall include the prompt delivery, and in any event the delivery within five Business Days after receipt by any Seller or Affiliate thereof of a request therefor, copies of all notices and documents (including court papers) received by any Seller or Affiliate thereof to the extent relating to the Third Party Claim and any power of attorney reasonably requested by Buyer Indemnitee with respect to such Third Party Claim, (iii) Sellers shall reimburse Buyer Indemnitee for any fees and expenses attributable to the defense of such Third Party Claim to the extent such fees and expenses are attributable to the portion of such claim for which Sellers are required to indemnify Buyer and its Affiliates hereunder.

            (c) In the event any indemnified party should have an indemnification claim against any indemnifying party under the Agreement that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such indemnified party, except to the extent that the indemnifying party has been actually prejudiced by such failure. If the indemnifying party disputes its liability with respect to such claim, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in the Bankruptcy Court or, if the Bankruptcy Court declines to resolve or take jurisdiction over such dispute in an appropriate court of competent jurisdiction.

            Section 10.6. Indemnity Payments. In the event an indemnifying party agrees to or is determined to have any obligation to indemnify any indemnified party pursuant to this Article 10, such indemnifying party shall promptly pay to the indemnified party or parties by wire transfer of immediately available funds to the account or accounts designated by such indemnified party or parties, except that (i) Buyer shall set off against its obligations under the Promissory Note any amount due to Buyer pursuant to this Agreement, including this Article 10 and (ii) if Buyer has any obligation to make any payment to any of the Sellers pursuant to this Agreement, including this Article 10, prior to the final maturity of the Promissory Note, then in lieu of making the payment by wire transfer as provided for above, Buyer may, at its option, cause the then outstanding principal balance under the Promissory Note to be increased by the amount of such obligation.

                                   ARTICLE 11

                              Deliveries at Closing
                              ---------------------

            Section 11.1. Sellers' Deliveries at Closing. In addition to the other things required to be done hereby, at the Closing, Sellers shall deliver, or cause to be delivered, to Buyer the following:

            (a) a certificate dated the Closing Date and validly executed on behalf of each Seller to the effect that the conditions set forth in Sections
8.1 and 8.2(b) have been satisfied;

            (b) a copy of the resolutions of the Board of Directors of each Seller, or similar enabling document, authorizing the execution, delivery and performance hereof by each Seller, and adopting the Company Board Determination and a certificate of its secretary, dated as of the Closing Date, that such resolutions were duly adopted and are in full force and effect;

            (c) evidence or copies of any Consents required pursuant to Section 8.2;

            (d) all documents, certificates and agreements necessary to transfer to Buyer good and marketable title to the Assets, free and clear of any and all Encumbrances thereon, including:

            (i) a duly executed Assignment and Assumption Agreement;

            (ii) assignments of all Assumed Contracts, Assumed Intellectual Property and any other agreements and instruments constituting Assets, dated the Closing Date, assigning to Buyer all of Sellers' right, title and interest therein and thereto, with any required Consent endorsed thereon;

            (iii) an assignment of lease, dated as of the Closing Date, with respect to each Assumed Lease, in form reasonably acceptable to Buyer, together with any necessary transfer declarations or other filings (and in recordable form if required by Buyer); and

            (iv) certificates of title to all motor vehicles included in the Assets to be transferred to Buyer hereunder, duly endorsed for transfer to Buyer as of the Closing Date;

            (e) all documents necessary to transfer to Buyer the Assumed Intellectual Property;

            (f) the Transitional Excite License;

            (g) the Media IP License;

            (h) certified copies of all orders of the Bankruptcy Court; and

            (i) the FIRPTA Affidavits described in Section 7.2(b).

            Section 11.2. Buyer's Deliveries at Closing. In addition to the other things required to be done hereby, at the Closing, Buyer shall deliver, or cause to be delivered, to Sellers the following:

            (a) a certificate dated the Closing Date and validly executed on behalf of Buyer to the effect that the conditions set forth in Sections 9.1 have been satisfied;

            (b) a copy of the resolutions of the Board of Directors of Buyer, or similar enabling document, authorizing the execution, delivery and performance hereof by Buyer, and a certificate of its secretary or assistant secretary, dated as of the Closing Date, that such resolutions were duly adopted and are in full force and effect;

            (c) evidence or copies of any Consents required pursuant to Section 9.2;

            (d) a duly executed Assignment and Assumption Agreement;

            (e) payment of the Purchase Price in accordance with Section 2.6 (less, if applicable, the Canadian Purchase Price); and

            (f) the Cross License.

            Section 11.3. Required Documents. All documents to be delivered by Sellers or to be entered into by Sellers and Buyer necessary to carry out the transactions contemplated by this Agreement or contemplated by the terms of this Agreement shall be satisfactory in form and substance to Buyer and counsel to Buyer and all documents to be delivered by Buyer necessary to carry out the transactions contemplated by this Agreement or to be entered into by Sellers and Buyer necessary to carry out the transactions contemplated by this Agreement shall be satisfactory in form and substance to Sellers and counsel to Sellers.

                                   ARTICLE 12

                                   Termination
                                   -----------

            Section 12.1. Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing by:

            (a) written agreement of the Company and Buyer;

            (b) by Buyer or the Company if the Closing has not occurred by the 180th calendar day after the date of this Agreement, provided that the terminating party is not in material breach of any of its representations and warranties contained in this Agreement and has not failed in any material respect to perform any of its obligations hereunder;

            (c) by either the Company or Buyer, if there shall be any law or regulation that makes consummation of the Asset Purchase illegal or otherwise prohibited or if any judgment, injunction, order or decree permanently restraining, prohibiting or enjoining Buyer or the Company from consummating the Asset Purchase is entered and such judgment, injunction, order or decree shall become final and applicable;

            (d) the Company, if there shall have been a breach by Buyer of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Article 9 and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 15 days after written notice thereof shall have been received by Buyer;

            (e) by Buyer, if there shall have been a breach by any Seller of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Article 8, and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 15 days after written notice thereof shall have been received by the Company;

            (f) by Buyer, if (i) the Bankruptcy Court does not schedule a hearing to occur not later than the date 30 days after the Filing Date on motions or applications submitted by Sellers on the Filing Date as part of the Bankruptcy Filings seeking approval of the Sale Procedures Order and the Cure Procedures Order, or (ii) the Bankruptcy Court has not approved the Sale Procedures Order and the Cure Procedures Order on or before the date that is 35 days after the Filing Date, or (iii) any of the Sales Procedures Order or the Cure Procedures Order shall fail to be in full force and effect or shall have been stayed, reversed, modified or amended in any respect without the prior written consent of Buyer;

            (g) by Buyer, if (i) Sellers fail to satisfy their obligations set forth under Section 5.4, Section 5.15 or Section 5.17(a)(iii), and in either case such failure continues for an aggregate of 14 days, or (ii) at any time, Sellers intentionally terminate, or intentionally cause to be terminated, the @Home or @Work services with respect to or affecting either (A) direct customers of the Access Business who, collectively, provide service to a material number of end users, or (B) a material number of end users, other than, in the case of this clause (ii), any termination of services governed by any Distribution Agreement which Sellers were permitted to reject or terminate in accordance with Section 5.4(b) and such rejection or termination has become effective;

            (h) if the Closing has not occurred solely because the Bankruptcy Court Approval has not become a Final Order, then by Buyer or the Company on or after the 45th day following the filing of the appeal or commencement of other proceeding as a result of which Bankruptcy Court Approval has not become a final order; provided that all of the conditions to the closing obligations of the party that is not seeking to terminate (other than Bankruptcy Court Approval becoming a Final Order) shall have been satisfied;

            (i) by Buyer, in accordance with Section 2.11;

            (j) by either Buyer or the Company, if Buyer is not the Successful Bidder in the Auction, as those terms are used in the Sale Procedures Order.

            Section 12.2. Procedure and Effect of Termination. In the event of termination of this Agreement by either or both of the Sellers and Buyer pursuant to Section 12.1, written notice thereof shall forthwith be given by the terminating party to the other party hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto; provided, however, that such termination shall not relieve any party hereto of any liability for any willful breach of this Agreement; and provided, further, that in connection with any such termination each party shall be and shall remain liable for any payments owed or that become owed pursuant to, or that arise as a result of any such termination pursuant to, the Sale Procedures Order.

                                   ARTICLE 13

                                  Miscellaneous
                                  -------------

            Section 13.1. Survival of Representations and Warranties, Etc. The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, any examination by or on behalf of the parties hereto, and the completion of the transactions contemplated herein, until the earlier of (a) the later of (1) the Disclosure Statement Hearing Date and (2) the first Business Day on or after date that is the six month anniversary of the Closing Date the Bankruptcy Plan Confirmation Date and (b) the applicable date set forth in the following clauses:

            (i) except as set forth in clause (ii) and (iii) below, until the third anniversary of the Closing Date;

            (ii) with respect to the representations and warranties contained in Sections 3.1, 3.2, and 4.1, survive without limitation;

            (iii) with respect to the representations and warranties contained in Section 7.1, survive as to any Tax covered by such representations and warranties until 60 days after the date until which the applicable statute of limitations for such Tax remains open, in whole or in part, including by reason of waiver of such statute of limitations.

            Section 13.2. Survival of Covenants. The covenants and agreements of the parties contained in this Agreement shall survive the Closing in accordance with the terms hereof. Any and all covenants relating to Taxes shall survive so long as the applicable statute of limitations remains open, in whole or in part, including by reason of waiver of such statute of limitations.

            Section 13.3. Higher and Better Offers. Anything herein to the contrary notwithstanding, this Agreement and the rights and obligations of the parties hereunder are subject to offers from third parties for the purchase of all or substantially all of the Assets that are received, accepted and approved as higher and better offers by the Bankruptcy Court or pursuant to procedures established by the Bankruptcy Court. In the event that, at any time prior to Bankruptcy Court Approval, any such offer or offers from third parties are so approved by the Bankruptcy Court, this Agreement shall terminate with the effect set forth in Section 12.2.

            Section 13.4. Bankruptcy Court Approval. Sellers' obligations under this Agreement are subject to Bankruptcy Court Approval to the extent (and only to the extent) required by law.

            Section 13.5. Company as Agent and Representative. Any obligation by Buyer to make payment or deliveries to all or any Sellers shall be satisfied by payment or delivery, as the case may be, to the Company. The Company is authorized by this Agreement, as a specific term of the Asset Purchase provided for herein, to act on behalf of and as representative of Sellers and their successors for all purposes under this Agreement or in connection with the transactions contemplated hereby.

            Section 13.6. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

            if to Buyer, to:

                                    AT&T Corp.
                                    295 North Maple Avenue
                                    Basking Ridge, New Jersey  07920
                                    Telecopy:  (908) 221-6618
                                    Attn:  Marilyn J. Wasser, Esq.

            with a copy to:

                                    Wachtell, Lipton, Rosen & Katz
                                    51 West 52nd Street
                                    New York, NY  10019
                                    Telecopy:  (212) 403-2000
                                    Attn: Philip Mindlin, Esq.
                                          Mark Gordon, Esq.

            if to the Company
            or to any Seller, to:

                                    At Home Corporation
                                    450 Broadway
                                    At Home City, CA  94063
                                    Telecopy:
                                    Attn:  General Counsel

            with a copy to:

                                    Fenwick & West LLP
                                    Two Palo Alto Square
                                    Palo Alto, CA  94306
                                    Telecopy:
                                    Attn:  Gordon Davidson, Esq.


                                       and

                                    O'Melveny & Myers LLP
                                    1999 Avenue of the Stars
                                    Century City, CA  90067
                                    Telecopy:
                                    Attn: Robert J. White, Esq.

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section.

            Section 13.7. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Closing if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Buyer, or, in the case of a waiver, by the party against whom the waiver is to be effective.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            Section 13.8. Successors and Assigns. The provisions of this Agreement shall be binding, upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Buyer may transfer or assign, in whole or from time to time in part, any or all of its rights or obligations, but any such transfer or assignment will not relieve Buyer of its obligations under this Agreement to the extent not timely satisfied by such assignee.

            Section 13.9. Entire Agreement; No Third Party Beneficiaries. (a) This Agreement (including the Schedules and Exhibits hereto, the Confidentiality Agreement and the other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

            (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            Section 13.10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

            Section 13.11. Interpretation; Absence of Presumption. (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

            (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

            Section 13.12. Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

            Section 13.13. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

            Section 13.14. Specific Performance. The parties hereto each acknowledge that, in view of the uniqueness of the subject matter hereof, each of the parties would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that each party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

            Section 13.15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof or any other jurisdiction, except with respect to any matter as to which the Bankruptcy Code preempts Delaware law, in which case the Bankruptcy Code shall apply.

            Section 13.16. Arbitration. (a) Dispute Resolution. Except as otherwise provided in Section 2.5, all controversies, disputes or claims arising among the parties in connection with, or with respect to, any provision of this Agreement which has not been resolved within twenty (20) days after either Buyer, on the one hand, or Sellers, on the other hand, have notified the other in writing of such controversy, dispute or claim, shall be submitted for arbitration in accordance with the rules of the American Arbitration Association or any successor thereof. Arbitration shall take place at an appointed time and place in New York, New York.

            (b) Selection of Arbitrators. Buyer, on the one hand, and Sellers, on the other hand each shall select one arbitrator (who shall not be counsel for such party), and the two so designated shall select a third arbitrator. If either party shall fail to designate an arbitrator within seven calendar days after arbitration is requested, or if the two arbitrators shall fail to select a third arbitrator within 14 calendar days after arbitration is requested, then such arbitrator shall be selected by the American Arbitration Association or any successor thereto upon application of either party. Judgment upon any award of the majority of arbitrators shall be binding and shall be entered in a court of competent jurisdiction. Subject to the provisions of this Agreement, the award of the arbitrators may grant any relief that a court of general jurisdiction has authority to grant, including, without limitation, an award of damages and/or injunctive relief, and shall assess, in addition, the cost of the arbitration, including the reasonable fees of the arbitrator, reasonable attorneys' fees and costs of all prevailing parties, against all non-prevailing parties.

            (c) Temporary Injunctive Relief. Nothing herein contained shall bar the right of any of the parties to seek and obtain temporary injunctive relief from a court of competent jurisdiction in accordance with applicable law against threatened conduct that will cause loss or damage, pending completion of the arbitration, and the prevailing party therein shall be entitled to an award of its reasonable attorneys' fees and costs.

            (d) Arbitration Rules. All disputes and claims shall be determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules") in effect on the date hereof, except that such Rules shall be modified by this Agreement.

            (e) Arbitration Proceedings. All arbitral proceedings arising under, or in connection with, this Agreement shall be governed by the Federal Rules of Civil Procedure. The previous sentence notwithstanding, the arbitrators' award shall be made no later than ninety (90) days after their appointment. Subject to the parties' right to be treated fairly, the arbitrators may shorten the periods of time otherwise applicable to the arbitral proceedings under the Rules or the Federal Rules of Civil Procedure to permit the award to be made within the time limitation set forth in the previous sentence.

            IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

BUYER:                        AT&T CORP.


                              By: /s/ John Petrillo
                                 ---------------------------------------------
                                 Name:  John Petrillo
                                 Title: : Executive Vice President -
                                          Corporate Strategy and
                                          Business Development



SELLERS:                      AT HOME CORPORATION


                              By: /s/ Patti S. Hart
                                 --------------------------------------------
                                 Name:  Patti S. Hart
                                 Title: :President and Chief Executive Officer









                      (Additional Seller Signatures Appear on Following Pages)











                  [Signature Page to Asset Purchase Agreement]

                              AT HOME HOLDINGS CORPORATION



                              By: /s/ Patti S. Hart
                                 ---------------------------------------------
                                 Name:  Patti S. Hart
                                 Title: : President and Chief Executive Officer


                              AT HOME INTERNATIONAL HOLDINGS


                              By: /s/ Patti S. Hart
                                 --------------------------------------------
                                 Name: Patti S. Hart
                                 Title:  : President and Chief Executive Officer


                              AT HOME L.P.


                              By: /s/ Patti S. Hart
                                 --------------------------------------------
                                 Name:  Patti S. Hart
                                 Title: : President and Chief Executive Officer


                              AT HOME NETWORK, INC.



                              By: /s/ Patti S. Hart
                                 ---------------------------------------------
                                 Name:  Patti S. Hart
                                 Title: : President and Chief Executive Officer


                              ATHOME.NET


                              By: /s/ Patti S. Hart
                                 ---------------------------------------------
                                 Name:  Patti S. Hart
                                 Title: : President and Chief Executive Officer





                      (Additional Seller Signatures Appear on Following Pages)


            [Signature Page to Asset Purchase Agreement (Continued)]

                              CLASSIFIED 2000, INC.



                              By: /s/ Patti S. Hart
                                 ---------------------------------------------
                                 Name:  Patti S. Hart
                                 Title: : President and Chief Executive Officer


                              E-MEDIA LIMITED


                              By: /s/ Patti S. Hart
                                 --------------------------------------------
                                 Name:  Patti S. Hart
                                 Title: : President and Chief Executive Officer



                              EXCITE@HOME WORK.COM HOLDING CORPORATION


                              By: /s/ Patti S. Hart
                                 ---------------------------------------------
                                 Name:  Patti S. Hart
                                 Title: : President and Chief Executive Officer



                              EXCITE@HOME CANADA INC.


                              By: /s/ Patti S. Hart
                                 ---------------------------------------------
                                 Name:  Patti S. Hart
                                 Title: : President and Chief Executive Officer



                              FULL FORCE SYSTEMS, INC.



                              By: /s/ Patti S. Hart
                                 ---------------------------------------------
                                 Name:  Patti S. Hart
                                 Title: : President and Chief Executive Officer





                      (Additional Seller Signatures Appear on Following Pages)


            [Signature Page to Asset Purchase Agreement (Continued)]

                              IMALL, INC.



                              By: /s/ Patti S. Hart
                                 ---------------------------------------------
                                 Name:  Patti S. Hart
                                 Title: : President and Chief Executive Officer



                              JOIN SYSTEMS, INC.



                              By: /s/ Patti S. Hart
                                 ---------------------------------------------
                                 Name:  Patti S. Hart
                                 Title: : President and Chief Executive Officer



                              KENDARA, INC.



                              By: /s/ Patti S. Hart
                                 ---------------------------------------------
                                 Name:  Patti S. Hart
                                 Title: : President and Chief Executive Officer



                              MAC CORPORATION



                              By: /s/ Patti S. Hart
                                 ---------------------------------------------
                                 Name:  Patti S. Hart
                                 Title: : President and Chief Executive Officer



                              MATCHLOGIC, INC.



                              By: /s/ Patti S. Hart
                                 ---------------------------------------------
                                 Name:  Patti S. Hart
                                 Title: : President and Chief Executive Officer







                      (Additional Seller Signatures Appear on Following Pages)

            [Signature Page to Asset Purchase Agreement (Continued)]

                              NARRATIVE COMMUNICATIONS CORPORATION



                              By: /s/ Patti S. Hart
                                 ---------------------------------------------
                                 Name:  Patti S. Hart
                                 Title: : President and Chief Executive Officer



                              NETBOT, INC.



                              By: /s/ Patti S. Hart
                                 ---------------------------------------------
                                 Name:  Patti S. Hart
                                 Title: : President and Chief Executive Officer



                              POGO ACQUISITION CORPORATION



                              By: /s/ Patti S. Hart
                                 ---------------------------------------------
                                 Name:  Patti S. Hart
                                 Title: : President and Chief Executive Officer



                              THE MCKINLEY GROUP, INC.



                              By: /s/ Patti S. Hart
                                 ---------------------------------------------
                                 Name:  Patti S. Hart
                                 Title: : President and Chief Executive Officer



                              WEBSHOTS CORPORATION



                              By: /s/ Patti S. Hart
                                 ---------------------------------------------
                                 Name:  Patti S. Hart
                                 Title: : President and Chief Executive Officer



                              WORLDPRINTS.COM INTERNATIONAL, INC.


                              By: /s/ Patti S. Hart
                                 ---------------------------------------------
                                 Name:  Patti S. Hart
                                 Title: : President and Chief Executive Officer


            [Signature Page to Asset Purchase Agreement (Continued)]